The information in this prospectus supplement and the underlying prospectus is not complete and may be changed. We may not sell these securities  until we deliver a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not  an offer to sell these securities and are not seeking an offer to buy these securities in any state where the offer or sale is prohibited.

SUBJECT TO COMPLETION DATED OCTOBER 1, 2003

Prospectus Supplement dated October [•], 2003 to Prospectus dated July 28, 2003

Capital One Multi-asset Execution Trust

Issuer

Capital One Funding, LLC

Originator of the Issuer

Capital One Bank

Servicer

Card series

$500,000,000 Class A(2003-5) Notes

The issuer will issue and sell:	Class A(2003-5) Notes
Principal amount	$500,000,000
Interest rate	one-month LIBOR plus [•]% per year
Interest payment dates	15th day of each calendar month, beginning in November 2003
Expected principal payment date	September 15, 2010
Legal maturity date	July 15, 2013
Expected issuance date	October [•], 2003
Price to public	$[•] (or [•]%)
Underwriting discount	$[•] (or [•]%)
Proceeds to the issuer	$[•] (or [•]%)

The Class A(2003-5) notes are a tranche of Class A Card series notes.

The assets of the issuer securing the Card series notes include:

•	the collateral certificate, Series 2002-CC issued by the Capital One Master Trust; and

•	the collection account and any other supplemental accounts in Asset Pool 1, including the interest funding account, the principal funding account, the accumulation reserve account, the Class C reserve account and the Class D reserve account.

You should consider the discussion under “Risk Factors” beginning on page S-12 in this prospectus supplement and on page 12 of the accompanying prospectus before you purchase any Card series notes.

The Card series notes are obligations of the issuer only and are not obligations of any other person. Each tranche of Card series notes is secured by only some of the assets of the issuer. Noteholders will have no recourse to any other assets of the issuer for the payment of the Card series notes.

The Card series notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the SEC nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is truthful, accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters

Deutsche Bank Securities	Merrill Lynch & Co.

Credit Suisse First Boston

Lehman Brothers

Wachovia Securities

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the Card series notes in two separate documents that progressively provide more detail: (a) this prospectus supplement, which will describe the specific terms of the Card series notes and the Class A(2003-5) notes and (b) the accompanying prospectus, which provides general information about each series of notes which may be issued by the Capital One Multi-asset Execution Trust, some of which may not apply to the Card series notes or the Class A(2003-5) notes.

This prospectus supplement may be used to offer and sell the Class A(2003-5) notes only if accompanied by the prospectus.

This prospectus supplement may supplement disclosure in the accompanying prospectus. If the description of the terms of the Card series notes or the Class A(2003-5) notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus including the information incorporated by reference. We have not authorized anyone to provide you with different information.

We are not offering the Class A(2003-5) notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and in the accompanying prospectus provide the pages on which these captions are located.

Transaction Summary

Issuer:	Capital One Multi-asset Execution Trust
Transferor:	Capital One Funding, LLC
Master Trust Servicer:	Capital One Bank
Originators of the Credit Card Receivables:	Capital One Bank and
Capital One, F.S.B.
Indenture Trustee:	The Bank of New York
Expected Issuance Date:	October [•], 2003
Servicing Fee Rate:	2.00%
Clearance and Settlement:	DTC/Clearstream/Euroclear

Class A(2003-5) Notes
Principal Amount	$500,000,000
Anticipated Ratings: * (Moody’s/Standard & Poor’s/Fitch)	Aaa/AAA/AAA
Credit Enhancement:	subordination of Class B notes, Class C notes and Class D notes
Interest Rate:	one-month LIBOR plus [•]% per year
Interest Accrual Method:	actual/360
Interest Payment Dates:	monthly (15th)
First Interest Payment Date:	November 17, 2003
Note Interest Rate Index Reset Date:	2 London business days before each interest payment date
Expected Principal Payment Date:	September 15, 2010
Legal Maturity Date:	July 15, 2013
ERISA Eligibility (investors are cautioned to consult with their counsel):	Yes, subject to important considerations described under “Benefit Plan Investors” in the accompanying prospectus
Debt for United States Federal Income Tax Purposes (investors are cautioned to consult with their tax counsel):	Yes, subject to important considerations described under “Federal Income Tax Consequences” in the accompanying prospectus

* It is a condition to the issuance of the Class A(2003-5) notes that at least one of these ratings be obtained.

i

(continued)

ii

Prospectus Supplement Summary

This summary does not contain all the information you may need to make an informed investment decision. You should read the entire prospectus supplement and the accompanying prospectus before you purchase any notes.

The Issuer

Capital One Multi-asset Execution Trust, a Delaware trust, is the issuer of the notes.

We refer to the Capital One Multi-asset Execution Trust as the “issuance trust” or the “issuer.”

Securities Offered

$500,000,000 Floating Rate Class A(2003-5) notes.

These Class A(2003-5) notes are part of a series of notes called the “Card series.” The Card series consists of Class A notes, Class B notes, Class C notes and Class D notes. These Class A(2003-5) notes are a tranche of the Class A Card series notes.

These Class A(2003-5) notes are issued by, and are obligations of, the issuance trust. The issuer has issued and expects to issue other classes and tranches of notes of the Card series which may have different interest rates, interest payment dates, expected principal payment dates, legal maturity dates and other characteristics. In addition, the issuer may issue other series of notes which may have different assets securing the notes, interest rates, interest payment dates, expected principal payment dates, legal maturity dates and other characteristics. See “The Notes—Issuances of New Classes and Tranches of Card Series Notes” in this prospectus supplement and “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus.

Each class of notes in the Card series may consist of multiple tranches. Notes of any tranche may be issued on any date so long as there is sufficient credit enhancement on that date, either in the form of outstanding subordinated notes or other forms of credit enhancement, and all other conditions to issuance are satisfied. See “The Notes—Issuances of New Classes and Tranches of Card Series Notes” in this prospectus supplement and “The Notes— Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus.

The expected principal payment dates and legal maturity dates of tranches of senior and subordinated classes of the Card series may be different. Therefore, subordinated notes may have expected principal payment dates and legal maturity dates that are earlier than some or all of the senior notes of the Card series. Subordinated notes generally will not be paid before their legal maturity date unless, after payment, the remaining outstanding subordinated notes provide the credit enhancement required for the senior notes.

In general, the subordinated notes of the Card series serve as credit enhancement for all of the senior notes of the Card series, regardless of whether the subordinated notes are issued before, at the same time as or after the senior notes of the Card series. However, each senior tranche of notes has access to credit enhancement in an amount not exceeding its required subordinated amount minus the amount of usage of that required subordinated amount. In addition, certain tranches of senior notes may have different required subordinated amounts from other tranches of senior notes or may attain their credit enhancement only from certain subordinated classes of Card series notes, or through other forms of credit enhancement. For example, if a tranche of Class A notes requires credit enhancement solely from Class C notes and Class D notes, the Class B notes will not, in that case, provide credit enhancement for that tranche of Class A notes. If the available subordinated amount of a tranche of notes is reduced due to usage of its required subordinated amount, the credit exposure for that tranche will increase. The amount of credit exposure of any particular tranche of notes is generally a function of the total amount of notes issued, the required subordinated amount, the amount of usage of the required subordinated amount and the amount on deposit in the applicable principal funding subaccounts.

Only the Class A(2003-5) notes are being offered through this prospectus supplement and the accompanying prospectus. Other series, classes and tranches of notes, including other tranches of notes that are included in the Card series as a part of the Class A notes, have been issued by the issuance trust and may be issued by the issuance trust in the future.

Risk Factors

Investment in the Class A(2003-5) notes involves risks. You should consider carefully the risk factors beginning on page S-12 in this prospectus supplement and beginning on page 12 in the accompanying prospectus.

The Card Series

These Class A(2003-5) notes are expected to be the eighth tranche of Class A notes issued by the issuance trust in the Card series. Upon the issuance of the Class A(2003-5) notes, the Card series is expected to be the only outstanding series of notes issued by the issuance trust.

See “Annex I: Outstanding Series, Classes and Tranches of Notes” in this prospectus supplement for information on the other outstanding notes in the Card series.

Asset Pool 1

The Card series, including your Class A(2003-5) notes, will be secured by the assets in Asset Pool 1. In addition to the Card series, the issuance trust may issue other series of notes that are secured by the assets in Asset Pool 1. Each series of notes in Asset Pool 1 will be entitled to its allocable share of the assets in Asset Pool 1.

The issuer may designate additional asset pools, with collateral separate from that of Asset Pool 1, that will secure other series, classes and tranches of notes issued by the issuer. Currently, Asset Pool 1 is the only asset pool designated by the issuer. Other than as specifically described in this prospectus supplement, Class A(2003-5) noteholders will have no recourse to the assets of any asset pool other than Asset Pool 1, and the Class A(2003-5) notes will not be secured by the assets of any asset pool other than Asset Pool 1. See “The Notes—Sources of Funds to Pay the Notes—Asset Pool 1” in this prospectus supplement.

The COMT collateral certificate is currently the primary source of funds in Asset Pool 1 for the payment of principal of and interest on the Class A(2003-5) notes. The COMT collateral certificate represents an undivided interest in the assets of the Capital One Master Trust.

We refer to the Capital One Master Trust as “COMT” or the “master trust.”

The master trust’s assets primarily include credit card receivables from selected MasterCard® and VISA® credit card accounts and other revolving credit accounts that meet the eligibility criteria for inclusion in the master trust. These eligibility criteria are discussed in “The Master Trust—Addition of Master Trust Assets” in the accompanying prospectus.

Additionally, in the future, Asset Pool 1 may include additional collateral certificates, each representing an undivided interest in a master trust or in another securitization special purpose entity whose assets consist primarily of receivables arising in credit card accounts or other revolving credit accounts owned by Capital One Bank, Capital One, F.S.B. or an affiliate.

Asset Pool 1 is designated as a non-receivables asset pool and, therefore, it is not eligible to have receivables directly included in its assets.

See “Annex II: Outstanding Master Trust Series” in this prospectus supplement for additional information on the outstanding series in the master trust.

Interest

These Class A(2003-5) notes will accrue interest at an annual rate equal to one-month LIBOR plus [•]%, as determined on the related LIBOR determination date.

Interest on these Class A(2003-5) notes will begin to accrue on the issuance date for the Class A(2003-5) notes, expected to be October [•], 2003, and will be calculated on the basis of a 360-day year and the actual number of days in the related interest period. Each interest period will begin on and include an interest payment date and end on but exclude the next interest payment date. However, the first interest period will begin on and include the issuance date for the Class A(2003-5) notes and end on but exclude the first interest payment date for the Class A(2003-5) notes, November 17, 2003.

Interest on the Class A(2003-5) notes for any interest payment date will equal the product of:

•	the Class A(2003-5) note interest rate for the applicable interest period; times

•	the actual number of days in the related interest period divided by 360; times

•	the outstanding dollar principal amount of the Class A(2003-5) notes as of the related record date.

The issuer will make interest payments on these Class A(2003-5) notes on the 15th day of each month, beginning in November 2003. Interest payments due on a day that is not a business day in New York, New York, Richmond, Virginia and Falls Church, Virginia will be made on the following business day.

The payment of interest on a senior class of notes of the Card series on any payment date is senior to the payment of interest on subordinated classes of notes of the Card series on such date. Generally, no payment of interest will be made on any Class B Card series note until the required payment of interest has been made to the Class A Card series notes. Similarly, generally, no payment of interest will be made on any Class C Card series note until the required payment of interest has been made to the

Class A notes and the Class B notes in the Card series. However, funds on deposit in the Class C reserve account will be available only for the Class C notes to cover shortfalls of interest on any interest payment date. Similarly, generally, no payment of interest will be made on any Class D Card series note until the required payment of interest has been made to the Class A notes, the Class B notes and the Class C notes in the Card series. However, funds on deposit in the Class D reserve account will be available only for the Class D notes to cover shortfalls of interest on any interest payment date.

Principal

The issuer expects to pay the stated principal amount of these Class A(2003-5) notes in one payment on September 15, 2010, which is the expected principal payment date, and is obligated to do so if funds are available for that purpose in accordance with the provisions of the indenture and the Card series indenture supplement. If the stated principal amount of these Class A(2003-5) notes is not paid in full on the expected principal payment date due to insufficient funds, noteholders will generally not have any remedies against the issuance trust until July 15, 2013, the legal maturity date of these Class A(2003-5) notes.

If the stated principal amount of these Class A(2003-5) notes is not paid in full on the expected principal payment date, then an early redemption event will occur with respect to these Class A(2003-5) notes. As a result, subject to the principal payment rules described below under “—Subordination; Credit Enhancement” and “—Required Subordinated Amount and Conditions to Issuance,” principal and interest payments on these Class A(2003-5) notes will be made monthly until they are paid in full or until the legal maturity date occurs, whichever is earlier.

Principal of these Class A(2003-5) notes may be paid earlier than the expected principal payment date if any other early redemption event or an event of default and acceleration occurs with respect to these Class A(2003-5) notes. See “The Indenture—Early Redemption Events” and “—Events of Default” in the accompanying prospectus and “The Notes—Early Redemption of the Notes” in this prospectus supplement.

Nominal Liquidation Amount

The initial nominal liquidation amount of these Class A(2003-5) notes is $500,000,000.

The nominal liquidation amount of a tranche of Card series notes is a U.S. dollar amount based on the initial outstanding dollar principal amount of that tranche of notes after deducting:

•	the tranche’s share of charge-offs resulting from uncovered default amounts in Asset Pool 1;

•	for subordinated tranches of notes, reallocations of principal amounts allocable to that tranche to pay interest on a senior class of notes in the Card series or to pay a portion of the servicing fees;

•	the amount on deposit in the principal funding subaccount for that tranche of notes; and

•	principal payments made on that tranche of notes;

and adding back finance charge amounts allocated to that tranche of notes which are used to reimburse reductions in that tranche’s nominal liquidation amount due to:

•	prior charge-offs resulting from uncovered default amounts in Asset Pool 1; or

•	reallocations of principal amounts used to pay interest on senior classes of notes in the Card series or to pay a portion of the servicing fee.

In addition, if additional notes in a tranche of Card series notes are later issued, the nominal liquidation amount of that tranche will increase by the dollar principal amount of that increase.

If the nominal liquidation amount of these Class A(2003-5) notes is less than the outstanding dollar principal amount of these Class A(2003-5) notes, the principal of and interest on these Class A(2003-5) notes may not be paid in full. If the nominal liquidation amount of these Class A(2003-5) notes has been reduced, principal amounts and finance charge amounts allocated to pay principal of and interest on these Class A(2003-5) notes will be reduced.

For a more detailed discussion of nominal liquidation amount, see “The Notes—Stated Principal Amount,

Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount” in this prospectus supplement and in the accompanying prospectus.

Subordination; Credit Enhancement

Principal amounts remaining on any payment date after any reallocations to pay interest on the senior classes of notes of the Card series or to pay servicing fees will be applied to make targeted deposits to the principal funding subaccounts of the relevant classes of notes in the following order: first to the Class A notes, then to the Class B notes, then to the Class C notes, and then finally to the Class D notes. In each case, principal payments to subordinated classes of notes will only be made if senior classes of notes have received full principal payments on such date and the related subordinated notes are no longer needed to provide the required credit enhancement.

Required Subordinated Amount and Conditions to Issuance

The conditions described under “The Notes—Issuances of New Classes and Tranches of Card Series Notes” in this prospectus supplement and “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus must be satisfied in connection with any new issuance of notes. In addition, in order to issue a tranche (or additional notes within a tranche) of Class A notes, Class B notes or Class C notes in the Card series, such tranche’s required subordinated amount of the nominal liquidation amount of subordinated Card series notes must be outstanding and available on the issuance date.

Class A Required Subordinated Amount.    The total required subordinated amount of subordinated notes for a tranche of Class A Card series notes is generally equal to the sum of the required subordinated amount of Class B notes, the required subordinated amount of Class C notes and the required subordinated amount of Class D notes for that tranche of Class A Card series notes.

For each tranche of Class A Card series notes, the required subordinated amount of Class B notes, the required subordinated amount of Class C notes and the required subordinated amount of Class D notes, in each case, will be generally equal to a stated percentage of the adjusted outstanding dollar principal amount of that tranche of Class A notes. Initially, for the Class A(2003-5) notes, that stated percentage is 12.3077% for Class B notes, 8.9231% for Class C notes and 1.8462% for Class D notes. The issuer may change any of these percentages so long as the sum of these stated percentages for the Class A(2003-5) notes is equal to or greater than 23.0769%, and provided such change will not result in a shortfall in the available subordinated amount for any tranche of Card series notes. Therefore, any combination of percentages of Class B notes, Class C notes or Class D notes would satisfy the required subordinated amount for the Class A(2003-5) notes, as long as they added up to 23.0769%, and provided such change would not result in a shortfall in the available subordinated amount for any tranche of Card series notes.

Class B Required Subordinated Amount.    The total required subordinated amount of subordinated notes for a tranche of Class B Card series notes is equal to the sum of the required subordinated amount of Class C notes and the required subordinated amount of Class D notes for that tranche of Class B notes. Generally, Class B Card series notes which provide credit enhancement for the Class A Card series notes will share the same credit enhancement provided to those Class A notes by the Class C notes and Class D notes in the Card series. Therefore, (i) the required subordinated amount of Class C notes for a tranche of Class B Card series notes will generally be equal to that Class B tranche’s pro rata share of the aggregate required subordinated amount of Class C notes for all Class A notes in the Card series and (ii) the required subordinated amount of Class D notes for a tranche of Class B Card series notes will generally be that Class B tranche’s pro rata share of the required subordinated amount of Class D notes for all Class A notes in the Card series. See “The Notes—Required Subordinated Amount and Usage Amount—Class B Required Subordinated Amount” in this prospectus supplement for exceptions to these rules.

In addition, if the adjusted outstanding dollar principal amount of the Class B Card series notes is greater than the total required subordinated amount of Class B notes for all Class A Card series notes, the required subordinated amount of subordinated notes for each tranche of Class B Card series notes will include that Class B tranche’s pro rata share of that excess, times a stated percentage. Similarly, the required subordinated amount of Class C notes and the required subordinated amount of Class D notes for each tranche of Class B Card series notes will include that Class B tranche’s pro rata share of the related excess for each such class, times a stated percentage.

For example, prior to the issuance of any Class A Card series notes, the Class B required subordinated amount of subordinated notes will be based entirely on the calculation described in the preceding paragraph. Once Class A Card series notes are issued that rely on Class B notes for credit enhancement, the Class B required subordinated amount of subordinated notes will be based on the calculations described in each of the preceding two paragraphs. However, reductions in the adjusted outstanding dollar principal amount of a tranche of Class A Card series notes will generally result in a reduction in the required subordinated amount for that tranche of Class A notes. Consequently, with respect to each tranche of Class B Card series notes, a reduction in the required subordinated amount of subordinated notes for that tranche of Class B notes may occur due to more Class B Card series notes being outstanding than is required for the Class A Card series notes.

Class C Required Subordinated Amount.    Generally, Class C Card series notes will share the same credit enhancement provided to the Class A notes and the Class B notes by the Class D Card series notes. Therefore, the required subordinated amount of Class D notes for a tranche of Class C Card series notes will generally be that Class C tranche’s pro rata share of the aggregate required subordinated amount of Class D notes for all Class A Card series notes plus that Class C tranche’s pro rata share of the required subordinated amount of Class D notes for all Class B Card series notes which do not provide credit enhancement for the Class A notes.

In addition, if the adjusted outstanding dollar principal amount of the Class C Card series notes is greater than the total required subordinated amount of Class C notes for all Class A notes and for all Class B notes which do not provide credit enhancement for the Class A Card series notes, the required subordinated amount of Class D notes for each tranche of Class C Card series notes will include that Class C tranche’s pro rata share of that excess, times a stated percentage.

For example, prior to the issuance of any Class A notes or Class B notes in the Card series, the Class C required subordinated amount of Class D notes will be based entirely on the calculation described in the preceding paragraph. Once any tranche of Class A notes or Class B notes of the Card series is issued, the Class C required subordinated amount of Class D notes will be based on the calculations described in each of the preceding two paragraphs. However, reductions in the adjusted outstanding dollar principal amount of a tranche of Class A notes or Class B notes in the Card series will generally result in a reduction in the required subordinated amount for that tranche of Class A notes or Class B notes. Consequently, with respect to each tranche of Class C Card series notes, a reduction in the required subordinated amount of Class D notes for that tranche of Class C notes may occur due to more Class C Card series notes being outstanding than is required as subordination for the Class A notes or the Class B notes of the Card series.

The formula for calculating the required subordinated amount for any tranche of Class A notes, Class B notes or Class C notes of the Card series may change without the consent of any noteholders. However, each rating agency must confirm that such change in the required subordinated amount will not cause a reduction or withdrawal of the ratings of the related tranche or any outstanding tranche of Card series notes, and the issuance trust must deliver to each rating agency and the indenture trustee an opinion that such change in the required subordinated amount will not have certain adverse tax consequences for holders of outstanding notes.

In addition, without the consent of noteholders, the issuance trust may utilize forms of credit enhancement other than subordinated Card series notes in order to provide Class A notes, Class B notes or Class C notes of the Card series with the required credit enhancement. However, each rating agency must confirm that the form of credit enhancement to be used will not cause a reduction or withdrawal of the ratings of any outstanding notes rated by such rating agency and the issuance trust must deliver to each rating agency and the indenture trustee an opinion that the use of that form of credit enhancement will not have certain adverse tax consequences for holders of outstanding notes.

See “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement and “The Notes—Required Subordinated Amount” in the accompanying prospectus.

Principal Payments on Subordinated Card Series Notes

No payment of principal will be made on any Class B Card series notes unless, following the payment, the remaining nominal liquidation amount of all outstanding Class B Card series notes is at least equal to the Class A required subordinated amount of Class B notes for the outstanding Class A Card series notes less any usage of the Class A required subordinated amount of Class B notes for those outstanding Class A Card series notes.

Similarly, no payment of principal will be made on any Class C Card series notes unless, following the payment, the remaining outstanding Class C Card series notes are at least equal to the required subordinated amount of Class C notes for the outstanding Class A notes and Class B notes of the Card series less any usage of the required subordinated amount of Class C notes for those outstanding Class A Card series notes and Class B Card series notes.

Similarly, no payment of principal will be made on any Class D Card series notes unless, following the payment, the remaining outstanding Class D Card series notes are at least equal to the required subordinated amount of Class D notes for the outstanding Class A notes, Class B notes and Class C notes of the Card series less any usage of the required subordinated amount of Class D notes for those outstanding Class A notes, Class B notes and Class C notes of the Card series. However, there are some exceptions to these rules.

See “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement and “The Notes—Required Subordinated Amount” in the accompanying prospectus.

Early Redemption of Notes

In addition to the early redemption events applicable to all notes, including the Class A(2003-5) notes, described in the accompanying prospectus, if for any month the average of the excess spread amounts for the three preceding calendar months is less than the required excess spread amount for such month, then an early redemption event for the Class A(2003-5) notes will occur.

The excess spread amount for any month is equal to the amount of finance charge amounts allocated to the Card series, minus the targeted interest deposits and servicing fee payments, the default amounts allocated to the Card series and any reimbursements of deficits in the nominal liquidation amount of any tranche of Card series notes for that month.

Currently, the required excess spread amount is zero. This amount may be changed provided the issuer (i) receives the consent of the rating agencies and (ii) reasonably believes that the change will not have a material adverse effect on the noteholders.

See “The Notes—Early Redemption of the Notes” in this prospectus supplement and “The Indenture—Early Redemption Events” in the accompanying prospectus.

Optional Redemption by the Issuer

The servicer or an affiliate has the right, but not the obligation, to direct the issuer to redeem these Class A(2003-5) notes in whole but not in part on any day on or after the day on which the nominal liquidation amount of these Class A(2003-5) notes is reduced to less than 5% of their highest outstanding dollar principal amount. This redemption option is referred to as a clean-up call. The issuer will not redeem subordinated notes if those notes are required to provide credit enhancement for senior classes of notes of the Card series.

If the issuer is directed to redeem these Class A(2003-5) notes, it will notify the registered holders at least 30 days prior to the redemption date. The redemption price of a note will equal 100% of the outstanding principal amount of that note, plus accrued but unpaid interest on the note to but excluding the date of redemption.

If the issuer is unable to pay the redemption price in full on the redemption date, monthly payments on these Class A(2003-5) notes will thereafter be made, subject to the principal payment rules described above under “—Subordination; Credit Enhancement,” until either the principal of and accrued interest on those notes are paid in full or the legal maturity date occurs, whichever is earlier. Any funds in the principal funding subaccount and the interest funding subaccount for these Class A(2003-5) notes will be applied to make the principal and interest payments on these notes on the redemption date.

Events of Default

The Class A(2003-5) notes are subject to certain events of default described in “The Indenture—Events of Default” in the accompanying prospectus. Some events of default would result in an automatic acceleration of the Class A(2003-5) notes, and other events of default would result in the right of the holders of the affected series, class or tranche of notes to demand acceleration after an affirmative vote by holders of a majority of the aggregate outstanding dollar principal amount of the notes of the affected series, class or tranche of notes. For a more complete description of the remedies upon an event of default, see “The Indenture—Events of Default Remedies” in the accompanying prospectus and “Deposit and Application of Funds—Sale of Assets” in this prospectus supplement. Once a tranche of notes is accelerated, principal amounts, to the extent available, will be applied to pay down the outstanding dollar principal amount of the accelerated notes.

Issuer Trust Accounts

The issuer has established a collection account to receive amounts payable under the COMT collateral certificate and the amounts payable from any other assets included in Asset Pool 1.

In connection with the Card series, the issuer has established a principal funding account, an interest funding account, an accumulation reserve account, a Class C reserve account and a Class D reserve account. The principal funding account, the interest funding account and the accumulation reserve account will have subaccounts for the Class A(2003-5) notes.

Each month, the payments on the COMT collateral certificate and payments or collections on any other assets included in Asset Pool 1 will be deposited into the collection account and allocated among each series of notes secured by Asset Pool 1, including the Card series. The amounts allocated to the Card series, plus any other amounts to be treated as finance charge amounts and principal amounts for the Card series, will then be allocated to:

•	the principal funding account;

•	the interest funding account;

•	the accumulation reserve account;

•	the Class C reserve account;

•	the Class D reserve account;

•	any other supplemental account;

•	make payments under any applicable derivative agreements, supplemental credit enhancement agreements or supplemental liquidity agreements; and

•	the other purposes as described in this prospectus supplement and any other prospectus supplements for classes and tranches of Card series notes.

Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the Card series notes, including the Class A(2003-5) notes.

Security for the Notes

The Class A(2003-5) notes are secured by a shared security interest in:

•	the COMT collateral certificate;

•	the collection account for Asset Pool 1;

•	the applicable principal funding subaccount;

•	the applicable interest funding subaccount; and

•	the applicable accumulation reserve subaccount.

However, the Class A(2003-5) notes are entitled to the benefits of only that portion of those assets allocated to them under the indenture, the Asset Pool 1 supplement, the Card series indenture supplement and the related terms document.

See “The Notes—Sources of Funds to Pay the Notes— Asset Pool 1” and “—The Issuer Trust Accounts” in

this prospectus supplement and “Sources of Funds to Pay the Notes—The COMT Collateral Certificate” in the accompanying prospectus.

Limited Recourse to the Issuer

The sole sources of payment for principal of or interest on these Class A(2003-5) notes are provided by:

•	the portion of the principal amounts and finance charge amounts allocated to the Card series from Asset Pool 1 and available to these Class A(2003-5) notes after giving effect to any reallocations, payments and deposits for senior notes; and

•	funds in the applicable issuer trust accounts for these Class A(2003-5) notes.

Class A(2003-5) noteholders will have no recourse to any other assets of the issuer, including any assets designated to another asset pool—other than any shared excess finance charge amounts and shared excess principal amounts—or recourse to any other person or entity for the payment of principal of or interest on these Class A(2003-5) notes.

However, if there is a sale of assets in Asset Pool 1 (i) if required under the pooling agreement following the bankruptcy or insolvency of Capital One Funding or any other transferor to Asset Pool 1, (ii) following an event of default and acceleration with respect to the Class A(2003-5) notes or (iii) on the legal maturity date of the Class A(2003-5) notes, as described in “Deposit and Application of Funds—Sale of Assets” in this prospectus supplement and “Sources of Funds to Pay the Notes—Sale of Assets” in the accompanying prospectus, the Class A(2003-5) noteholders have recourse only to (1) the proceeds of that sale allocable to the Class A(2003-5) noteholders and (2) any amounts then on deposit in the issuer trust accounts allocated to and held for the benefit of the Class A(2003-5) noteholders.

Accumulation Reserve Account

The issuer will establish an accumulation reserve subaccount to cover shortfalls in investment earnings on amounts (other than prefunded amounts) on deposit in the principal funding subaccount for these Class A(2003-5) notes.

The amount targeted to be deposited in the accumulation reserve subaccount for these Class  A(2003-5) notes is zero. However, if more than one budgeted deposit is required to accumulate and pay the principal of the Class A(2003-5) notes on its expected principal payment date, in which case, the amount targeted to be deposited is 0.5% of the outstanding dollar principal amount of the Class A(2003-5) notes, or such other amount designated by the issuer. See “Deposit and Application of Funds—Targeted Deposits to the Accumulation Reserve Account” in this prospectus supplement.

Shared Excess Finance Charge Amounts

The Card series notes will be included in “excess finance charge sharing group A.” In addition to the Card series notes, the issuer may issue other series of notes that are included in excess finance charge sharing group A. The series included in this group may be secured by Asset Pool 1 or by another asset pool.

To the extent that Card series finance charge amounts are available after all required applications of such amounts as described in “Deposit and Application of Funds—Application of Card Series Finance Charge Amounts” in this prospectus supplement, these excess Card series finance charge amounts will be applied to cover shortfalls in finance charge amounts for other series of notes in excess finance charge sharing group A and other series of investor certificates issued by the master trust or other master trust or securitization special purpose entity that has transferred a collateral certificate to Asset Pool 1. In addition, the Card series notes may receive the benefits of excess finance charge amounts from other series of notes in excess finance charge sharing group A, other series of notes outside of excess finance charge sharing group A, other series of notes not secured by Asset Pool 1, and from other series of investor certificates issued by the master trust or other master trust or securitization special purpose entity that has transferred a collateral certificate to Asset Pool 1 to the extent finance charge amounts for such other series are not needed for those series.

See “Deposit and Application of Funds—Shared Excess Finance Charge Amounts” in this prospectus supplement and “Sources of Funds to Pay the Notes— General” and “—Deposit and Application of Funds in the Issuance Trust” in the accompanying prospectus.

Shared Excess Principal Amounts

To the extent that Card series principal amounts are available after all required applications of such amounts as described in “Deposit and Application of Funds—Application of Card Series Principal Amounts” in this prospectus supplement, these excess principal amounts will be applied to cover shortfalls in principal amounts for other series of notes secured by Asset Pool 1. In addition, the Card series notes may receive the benefits of excess principal amounts from other series of notes secured by Asset Pool 1, and other series of investor certificates issued by master trusts or other securitization special purpose entities that have transferred a collateral certificate to Asset Pool 1, to the extent the principal amounts for such other series are not needed for such series.

See “Deposit and Application of Funds—Shared Excess Principal Amounts” in this prospectus supplement and “Sources of Funds to Pay the Notes—General” and “—Deposit and Application of Funds in the Issuance Trust” in the accompanying prospectus.

Stock Exchange Listing

The issuer will apply to list these Class A(2003-5) notes on the Luxembourg Stock Exchange. The issuer cannot guarantee that the application for the listing will be accepted. You should consult with Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for these Class A(2003-5) notes, Boulevard Konrad Adenauer 2, L-1115 Luxembourg, phone number (352) 42 12 21, to determine whether these Class A(2003-5) notes have been listed on the Luxembourg Stock Exchange.

Ratings

The issuer will issue these Class A(2003-5) notes only if they are rated at least “AAA” or “Aaa” or its equivalent by at least one nationally recognized rating agency.

Other tranches of Class A notes may have different rating requirements from the Class A(2003-5) notes.

A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its legal maturity date. A rating does not address the likelihood of payment of principal of a note on its expected principal payment date. In addition, a rating does not address the possibility of an early payment or acceleration of a note, which could be caused by an early redemption event or an event of default. A rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

See “Risk Factors—The market value of the notes could decrease if the ratings of the notes are lowered or withdrawn” in the accompanying prospectus.

Federal Income Tax Consequences

Subject to important considerations described under “Federal Income Tax Consequences” in the accompanying prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the issuer, is of the opinion that under existing law your Class A(2003-5) notes will be characterized as debt for federal income tax purposes, and that the issuance trust will not be classified as an association or publicly traded partnership taxable as a corporation and accordingly will not be subject to federal income tax. By your acceptance of a Class A(2003-5) note, you will agree to treat your Class A(2003-5) note as debt for federal, state and local income and franchise tax purposes. See “Federal Income Tax Consequences” in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

Subject to important considerations described under “Benefit Plan Investors” in the accompanying prospectus, the Class A(2003-5) notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. By purchasing the notes, each investor purchasing on behalf of employee benefit plans or individual retirement accounts will be deemed to certify that the purchase and subsequent holding of the notes by the investor would be exempt from the prohibited transaction rules of ERISA and/or Section 4975 of the Internal Revenue Code. A fiduciary or other person contemplating purchasing the Class A(2003-5) notes on behalf of someone with “plan assets” of any plan or account should consult with its counsel regarding whether the purchase or holding of the Class A(2003-5) notes could give rise to a transaction prohibited or not otherwise permissible under ERISA and/or Section 4975 of the Internal Revenue Code.

Recent Developments Regarding the Addition of a Transferor

On March 19, 2003, the master trust, the issuer and Capital One Funding, LLC filed a registration statement with the Securities and Exchange Commission describing the future addition of Capital One Financing, LLC as a transferor to the master trust and the issuer. The master trust agreement and the transfer and administration agreement will be amended to effectuate this addition. When the amendments are executed, Capital One Financing, LLC will be permitted, subject to certain conditions, to transfer receivables in designated accounts owned by Capital One, F.S.B. to the master trust, and Capital One Financing, LLC will be a co-transferor of the COMT collateral certificate to the issuer and a holder of the master trust transferor interest.

Capital One Financing, LLC is a wholly-owned subsidiary of Capital One, F.S.B. Currently, the registration statement is not effective, the master trust agreement and the transfer and administration agreement have not been amended, and Capital One Financing, LLC has not transferred any receivables to the master trust.

Risk Factors

The risk factors disclosed in this section and in “Risk Factors” beginning on page 12 in the accompanying prospectus describe the principal risk factors of an investment in the Class A(2003-5) notes.

Only some of the assets of the issuer are available for payments on any tranche of notes.

The sole sources of payment for principal of and interest on your tranche of notes are provided by:

•	the portion of the principal amounts and finance charge amounts allocated to the Card series from Asset Pool 1 and available to your tranche of notes after giving effect to any reallocations, payments and deposits for senior notes;

•	funds in the applicable issuer trust accounts for your tranche of notes; and

•	payments received under any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement for your tranche of notes.

As a result, you must rely only on the particular allocated assets as security for your tranche of notes for repayment of the principal of and interest on your notes. You will not have recourse to any other assets of the issuer outside of Asset Pool 1 or any other person or entity for payment of your notes. See “Sources of Funds to Pay the Notes” in this prospectus supplement and in the accompanying prospectus.

In addition, if there is a sale of assets in Asset Pool 1 (i) if required under the pooling agreement following the bankruptcy of Capital One Funding, (ii) following an event of default and acceleration of the Class A(2003-5) notes or (iii) on the legal maturity date of the Class A(2003-5) notes, as described in “Deposit and Application of Funds—Sale of Assets” in this prospectus supplement and “Sources of Funds to Pay the Notes—Sale of Assets” in the accompanying prospectus, your tranche of notes has recourse only to its share of the proceeds of that sale allocated to your tranche of notes, any amounts then on deposit in the issuer trust accounts allocated to and held for the benefit of your tranche of notes.

Class A notes, Class B notes or Class C notes of the Card series can lose their subordination under some circumstances, resulting in delayed or reduced payments to you.

Subordinated notes of the Card series may have expected principal payment dates and legal maturity dates earlier than some or all of the notes of the senior classes.

If notes of a subordinated class reach their expected principal payment date at a time when they are needed to provide the required subordination for the senior classes of the Card series and the issuer is unable to issue additional notes of that subordinated class or obtain acceptable alternative forms of credit enhancement, prefunding of the senior classes will begin and such subordinated notes will not be paid on their expected principal payment date. The principal funding subaccounts for the senior classes will be prefunded with principal amounts allocated to the Card series in an amount necessary to permit the payment of those subordinated notes while maintaining the required subordination for the senior classes. See “Deposit and Application of Funds—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account” in this prospectus supplement.

Notes of a subordinated class that have reached their expected principal payment date will not be paid until the remaining subordinated notes provide the required subordination for the senior notes, which payment may be delayed further as other subordinated notes reach their expected principal payment date. The subordinated notes will be paid on their legal maturity date, to the extent that any funds are available for that purpose from proceeds of the sale of assets or otherwise allocable to the subordinated notes, whether or not the senior classes of notes have been fully prefunded.

If the rate of repayment of principal receivables in the master trust or in any other master trust or securitization special purpose entity that has transferred a collateral certificate to Asset Pool 1 were to decline during this prefunding period, the principal funding subaccounts for the senior classes of notes may not be fully prefunded before the legal maturity date of the subordinated notes. In that event and only to the extent not fully prefunded, the senior classes would not have the required subordination beginning on the legal maturity date of those subordinated notes. This will not be cured until additional subordinated notes of that class are issued or a sufficient amount of senior notes have matured so that the remaining outstanding subordinated notes provide the necessary subordination.

The table under “The Master Trust Portfolio—Payment Rates” in this prospectus supplement shows the highest and lowest cardholder monthly payment rates for the master trust portfolio during the periods shown in that table. Payment rates may change due to a variety of factors including economic, social and legal factors, changes in the terms of credit card accounts by the originator of the receivables or the addition of credit card accounts to the master trust or any other master trust or securitization special purpose entity that has transferred a collateral certificate to Asset Pool 1 with different characteristics. There can be no assurance that the rate of repayment will remain in this range in the future.

Yield and payments on the receivables could decrease, resulting in receipt of principal payments earlier than the expected principal payment date.

There is no assurance that the stated principal amount of your notes will be paid on their expected principal payment date.

A significant decrease in the amount of receivables in the master trust or any other master trust or securitization special purpose entity that has transferred a collateral certificate into Asset Pool 1 for any reason could result in an early redemption event and in early payment of your notes, as well as decreased protection to you against defaults on the credit card receivables. In addition, the effective yield on the receivables in the master trust or any other master trust or securitization special purpose entity that has transferred a collateral certificate to Asset Pool 1 could decrease due to, among other things, a change in periodic finance charges on the accounts, an increase in the level of delinquencies, or an increase in convenience use of cards, whereby cardholders pay their balance in full each month and incur no finance charges. This could reduce the amount of finance charge amounts and the excess spread amount. If the excess spread amount for any three consecutive calendar months is less than the required excess spread amount for such three months, an early redemption event will occur and could result in an early payment of your notes. See “Prospectus Supplement Summary—Early Redemption of Notes” in this prospectus supplement.

See “Risk Factors” in the accompanying prospectus for a discussion of other circumstances under which you may receive principal payments earlier or later than the expected principal payment date.

Glossary

This prospectus supplement and the accompanying prospectus use defined terms. You can find a listing of defined terms in the “Glossary of Defined Terms” beginning on page S-54 in this prospectus supplement and beginning on page 107 in the accompanying prospectus.

Use of Proceeds

The net proceeds from the sale of the Class A(2003-5) notes offered by this prospectus supplement and the accompanying prospectus, before deduction of expenses, will be paid to Capital One Funding, LLC (referred to in this prospectus supplement as “Capital One Funding”). Capital One Funding will use such proceeds primarily to purchase additional receivables from Capital One Bank and for its general corporate purposes, including the repayment to the bank of amounts borrowed by Capital One Funding to purchase the receivables from the bank.

The Notes

The Card series notes will be issued pursuant to the indenture, an asset pool supplement for Asset Pool 1, called the “Asset Pool 1 supplement,” and an indenture supplement for the Card series, called the “Card series indenture supplement.” For each tranche of Card series notes, there will be a terms document that will contain the specific terms for that tranche. The following discussion and the discussion under “The Notes” and “The Indenture” in the accompanying prospectus summarize the material terms of the notes, the indenture, the Asset Pool 1 supplement, the Card series indenture supplement and the Class A(2003-5) terms document. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture, the Asset Pool 1 supplement, the Card series indenture supplement and the Class A(2003-5) terms document. None of the indenture, the Asset Pool 1 supplement, the Card series indenture supplement or the Class A(2003-5) terms document limits the aggregate principal amount of notes of any series, class or tranche of notes that may be issued.

Notes of the Card series will be issued in classes. Each class of notes will have multiple tranches which may be issued at different times and have different terms. Whenever a “class” of notes is referred to in this prospectus supplement or the accompanying prospectus, it includes all tranches of that class of notes, unless the context otherwise requires.

Notes of a senior class of the Card series may not be issued unless a sufficient amount of subordinated notes or other acceptable credit enhancement has previously been issued and is outstanding. See “—Required Subordinated Amount and Usage Amount” below.

Except on the applicable legal maturity date, notes of a subordinated class of the Card series may not be paid principal unless a sufficient amount of subordinated notes or other acceptable form of credit enhancement will be outstanding after such payment. See “—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

The Card series notes will be secured by the assets in Asset Pool 1 and will be allocated a portion of all Finance Charge Amounts, Principal Amounts and Default Amounts for any month. Finance Charge Amounts allocated to the Card series will be applied in accordance with “Deposit and Application of Funds—Application of Card Series Finance Charge Amounts” in this prospectus supplement. Principal Amounts allocated to the Card series will be applied in accordance with “Deposit and Application of Funds—Application of Card Series Principal Amounts” in this prospectus supplement. Default Amounts allocated to the Card series will reduce the Nominal Liquidation Amount of notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement.

The Card series notes will share Principal Amounts allocated to the Card series in the manner and to the extent described in this prospectus supplement. The Card series notes will also be included in Excess Finance Charge Sharing Group A and will share Finance Charge Amounts and other amounts treated as Finance Charge Amounts in the manner and to the extent described in this prospectus supplement.

The issuer will pay principal of and interest on the Class A(2003-5) notes solely from the portion of Card series Principal Amounts and Card series Finance Charge Amounts and from other amounts which are available to the Class A(2003-5) notes under the indenture, Asset Pool 1 supplement and the Card series indenture supplement after giving effect to all allocations and reallocations. If these sources are not sufficient to pay principal of or interest on the Class A(2003-5) notes, Class A(2003-5) noteholders will have no recourse to any other assets of the issuer or any other person or entity.

The indenture allows the issuer to “reopen” or later increase the amount of the Class A(2003-5) notes without notice by selling additional Class A(2003-5) notes with the same terms. Those additional Class A(2003-5) notes will be treated, for all purposes, like the Class A(2003-5) notes that were offered by this prospectus supplement, except that any new Class A(2003-5) notes may begin to accrue interest at a different date. No additional Class A(2003-5) notes may be issued unless the conditions to issuance described in  “—Issuances of New Classes and Tranches of Card Series Notes” in this prospectus supplement and “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus are satisfied.

Capital One Bank or an affiliate may retain any Class A(2003-5) notes resulting from a reopening and may resell them on a subsequent date.

Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount

Each Card series note has a stated principal amount, an outstanding dollar principal amount, an Adjusted Outstanding Dollar Principal Amount and a Nominal Liquidation Amount.

Stated Principal Amount

The aggregate stated principal amount of a note is the amount that is stated on the face of the notes to be payable to the holder. The stated principal amount of the Class A(2003-5) notes will be denominated in U.S. dollars.

Outstanding Dollar Principal Amount

For U.S. dollar notes, the outstanding dollar principal amount is the initial dollar principal amount of the notes, less principal payments to the noteholders. For foreign currency notes, the outstanding dollar principal amount is the dollar equivalent of the initial principal amount of the notes, less dollar payments to derivative counterparties or, in the event the derivative agreement is non-performing, less dollar payments converted to make payments to noteholders, each with respect to principal. For discount notes, the outstanding dollar principal amount is an amount stated in, or determined by a formula described in, the Card series indenture supplement or the related terms document. The outstanding dollar principal amount of a discount note will increase over time as principal accretes. The outstanding dollar principal amount of any series, class or tranche of notes will decrease as a result of each payment of principal of that series, class or tranche of notes, and will increase as a result of any issuance of additional notes of that series, class or tranche.

Adjusted Outstanding Dollar Principal Amount

In addition, the Card series notes have an Adjusted Outstanding Dollar Principal Amount. The Adjusted Outstanding Dollar Principal Amount of a tranche of notes is the outstanding dollar principal amount, less any funds on deposit in the principal funding subaccount for that tranche of notes.

Nominal Liquidation Amount

The Nominal Liquidation Amount of a note is a U.S. dollar amount based on the initial outstanding dollar principal amount of that note, but with some reductions and increases described below. The Nominal Liquidation Amount of a series of notes is equal to the sum of the Nominal Liquidation Amounts of all classes or tranches of notes of that series.

The Nominal Liquidation Amount of a note may be reduced as follows:

•	If Card series Finance Charge Amounts are insufficient to cover Card series Defaulted Amounts, the Nominal Liquidation Amount of the Card series notes will be reduced as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement.

•	If Card series Principal Amounts are reallocated from subordinated notes to pay interest on or other amounts related to the senior notes in the Card series, any shortfall in the payment of the Card series’s portion of the servicing fees on the receivables in the master trust or in any other master trust or securitization special purpose entity that has transferred a collateral certificate to Asset Pool 1 or any other shortfall with respect to Card series Finance Charge Amounts, the Nominal Liquidation Amount of those subordinated notes will be reduced by the amount of the reallocations as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus supplement.

•	The Nominal Liquidation Amount of a note will be reduced by the amount on deposit in its respective principal funding subaccount.

•	The Nominal Liquidation Amount of a note will be reduced by the amount of all payments of principal of the note.

•	Upon a sale of assets if required under the pooling agreement following the bankruptcy of Capital One Funding, after an event of default and acceleration or on the legal maturity date of a note, the Nominal Liquidation Amount of such note will be automatically reduced to zero. See “Deposit and Application of Funds—Sale of Assets” in this prospectus supplement.

The Nominal Liquidation Amount of a note can be increased in the following ways:

•	For Card series discount notes, the Nominal Liquidation Amount will increase over time as principal accretes, to the extent that Card series Finance Charge Amounts are allocated for that purpose.

•	If additional notes of a previously issued tranche of Card series notes are later issued, the Nominal Liquidation Amount of such tranche will increase by the initial outstanding dollar principal amount of such additional notes.

•	For all Card series notes, the Nominal Liquidation Amount will increase if Card series Finance Charge Amounts are available and applied to reimburse earlier reductions in the Nominal Liquidation Amount from charge-offs from uncovered Card series Defaulted Amounts or from reallocations of Card series Principal Amounts from subordinated classes to pay shortfalls of Card series Finance Charge Amounts, as described in “Deposit and Application of Funds—Application of Card Series Finance Charge Amounts” in this prospectus supplement. The increases will be allocated first to the senior-most class of notes with a deficiency in its Nominal Liquidation Amount and then, in succession, to the subordinated classes with deficiencies in their Nominal Liquidation Amounts. The increases will be further allocated to each tranche of a class pro rata based on the deficiency in the Nominal Liquidation Amount in each tranche, as described in “Deposit and Application of Funds—Allocations of Reimbursements of Nominal Liquidation Amount Deficits” in this prospectus supplement.

Card series Finance Charge Amounts will be applied to cover Card series Defaulted Amounts after payments of interest on the Card series notes and payment of servicing fees allocable to the Card series notes, as described in “Deposit and Application of Funds—Application of Card Series Finance Charge Amounts” in this prospectus supplement. If sufficient Card series Finance Charge Amounts are available to cover these amounts, the Nominal Liquidation Amount of the Card series notes will not be reduced as a result of such Card series Defaulted Amounts. Card series Finance Charge Amounts used to cover Card series Defaulted Amounts or used to reimburse earlier reductions of the Nominal Liquidation Amount will be treated as Card series Principal Amounts.

In most circumstances, the Nominal Liquidation Amount of a note, together with any accumulated Card series Principal Amounts held in the relevant principal funding subaccount, will be equal to the outstanding dollar principal amount of that note. However, if there are reductions in the Nominal Liquidation Amount as a result of reallocations of Card series Principal Amounts from that note to pay interest on or other amounts related to the senior classes of Card series notes or a portion of the servicing fees, or as a result of charge-offs from uncovered Card series Defaulted Amounts, there will be a deficit in the Nominal Liquidation Amount of that note. Unless that deficit is reimbursed through the application of Card series Finance Charge Amounts, the stated principal amount of that note may not be paid in full and the holders of those notes may receive less than the full stated principal amount of their notes. This will occur either because the amount of dollars allocated to pay them is less than the outstanding dollar principal amount of the notes, or because the amount of dollars allocated to pay the counterparty to a derivative agreement is less than the amount necessary to obtain enough of the applicable foreign currency for payment of the notes in full.

The Nominal Liquidation Amount of a note may not be reduced below zero, and may not be increased above the outstanding dollar principal amount of that note, less any amounts on deposit in the applicable principal funding subaccount or paid to the noteholders.

If a note held by Capital One Funding, the issuer or any of their affiliates is canceled, the Nominal Liquidation Amount of that note is automatically reduced to zero.

The amount of reductions of the Nominal Liquidation Amount of any class or tranche of notes due to charge-offs from uncovered Card series Defaulted Amounts allocable to that class or tranche of notes or due to the reallocation of Card series Principal Amounts to pay interest on or other amounts related to the senior classes of Card series notes or servicing fees will be limited as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” and “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus supplement.

Allocations of charge-offs due to uncovered Card series Defaulted Amounts allocable to a class or tranche of Card series notes and reallocations of Card series Principal Amounts to pay interest on or other amounts related to the senior classes of Card series notes or servicing fees reduce the Nominal Liquidation Amount of outstanding notes only and do not affect notes that are issued after the time of such reduction.

Any tranche of Card series notes may be paired with another tranche of Card series notes, referred to as the “paired tranche.” As the Nominal Liquidation Amount of a tranche having a paired tranche is reduced (solely due to deposits in the related principal funding account other than deposits of prefunded amounts), the Nominal Liquidation Amount of the paired tranche may increase by an equal amount. If an early redemption event or event of default and acceleration occurs with respect to either tranche while such tranches are paired, the Nominal Liquidation Amount of and the method for allocating Principal Amounts to each tranche may be reset as otherwise described in this prospectus supplement. For Asset Pool 1, if two tranches of notes are paired, the master trust will be required to maintain a minimum principal balance based on the reduced Nominal Liquidation Amount of the paired tranche. If, as a result, there are fewer principal receivables supporting the COMT collateral certificate, there may be fewer Finance Charge Collections available in the master trust to be allocated to the COMT collateral certificate and reduced Available Finance Charge Amounts allocable to your tranche of notes.

Subordination of Principal and Interest

Interest payments on and principal payments of Class B notes, Class C notes and Class D notes of the Card series are subordinated to payments on Class A Card series notes. Subordination of Class B notes, Class C notes and Class D notes of the Card series provides credit enhancement for Class A Card series notes.

Interest payments on and principal payments of Class C notes and Class D notes of the Card series are subordinated to payments on Class A notes and Class B notes of the Card series. Subordination of Class C notes and Class D notes of the Card series provides credit enhancement for Class A notes and Class B notes of the Card series. In certain circumstances, the credit enhancement for a tranche of Class A Card series notes may be provided solely by the subordination of Class C notes and Class D notes of the Card series and the Class B Card series notes will not, in that case, provide credit enhancement for that tranche of Class A notes.

Interest payments on and principal payments of Class D Card series notes are subordinated to payments on Class A notes, Class B notes and Class C notes of the Card series and the Card series’s portion of the servicing fee. Subordination of Class D Card series notes provides credit enhancement for Class A notes, Class B notes and Class C notes of the Card series.

Card series Principal Amounts may be reallocated to pay interest on senior classes of notes or to pay the Card series’s portion of the servicing fees on the receivables in the master trust or in any other master trust or securitization special purpose entity that has transferred a collateral certificate to Asset Pool 1, subject to certain limitations. In addition, charge-offs due to uncovered Card series Defaulted Amounts are generally first applied against the subordinated classes of the Card series. See “—Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount” above and “The Master Trust—Defaulted Receivables; Rebates and Fraudulent Charges; Recoveries” in the accompanying prospectus.

In the Card series, payment of principal may be made on a subordinated class of notes before payment in full of each senior class of notes only under the following circumstances:

•	If after giving effect to the proposed principal payment there is still a sufficient amount of subordinated notes to support the outstanding senior notes. See “Deposit and Application of Funds—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account” and “—Allocation to Principal Funding Subaccounts” in this prospectus supplement. For example, if a tranche of Class A notes has been repaid, this generally means that, unless other Class A notes are issued, at least some Class B notes, Class C notes and Class D notes may be repaid when such Class B notes, Class C notes and Class D notes are required to be repaid even if other tranches of Class A notes are outstanding.

•	If the principal funding subaccounts for the senior classes of notes have been sufficiently prefunded as described in “Deposit and Application of Funds—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account—Prefunding of the Principal Funding Account of Senior Classes” in this prospectus supplement.

•	If new tranches of subordinated notes are issued or other forms of credit enhancement exist so that the subordinated notes that have reached their expected principal payment dates are no longer necessary to provide the required subordination.

•	If a tranche of subordinated notes reaches its legal maturity date.

Card series Principal Amounts remaining after any reallocations to pay interest on or other amounts related to the senior notes or to pay the Card series’s portion of the servicing fees will be first applied to make targeted deposits to the principal funding subaccounts of senior notes before being applied to make targeted deposits to the principal funding subaccounts of the subordinated notes.

Early Redemption of the Notes

In addition to the early redemption events applicable to all notes, including the Class A(2003-5) notes, described in the accompanying prospectus, each of the following events will be an early redemption event for the Class A(2003-5) notes:

—if for any month, the average of the Excess Spread Amounts for the three preceding calendar months is less than the Required Excess Spread Amount for such month; or

—a Pay Out Event for the COMT collateral certificate occurs as described in “The Master Trust—Pay Out Events” in the accompanying prospectus or, if required by the rating agencies, any pay out event or other early amortization event occurs with respect to any other collateral certificate included in Asset Pool 1.

See “The Indenture—Early Redemption Events” in the accompanying prospectus.

Issuances of New Classes and Tranches of Card Series Notes

Conditions to Issuance

The issuer may issue new classes and tranches of Card series notes (including additional notes of an outstanding tranche or class), so long as the following conditions are satisfied:

—the conditions to issuance listed in “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus are satisfied;

—any increase in the targeted deposit amount of any Class C reserve subaccount or Class D reserve subaccount caused by such issuance will have been funded on or prior to such issuance date;

—immediately after the issuance, the Nominal Liquidation Amount of the outstanding Class B Card series notes must be at least equal to the Class A Available Subordinated Amount of Class B notes for all outstanding Class A Card series notes;

—immediately after the issuance, the Nominal Liquidation Amount of the outstanding Class C Card series notes must be at least equal to the sum of the following amounts:

(a)	the aggregate Class A Available Subordinated Amount of Class C notes for all outstanding Class A Card series notes with a Class A Required Subordinated Amount of Class B notes equal to zero, and

(b)	the aggregate Class B Available Subordinated Amount of Class C notes for all outstanding Class B Card series notes; and

—immediately after the issuance, the Nominal Liquidation Amount of the outstanding Class D Card series notes must be at least equal to the greater of the following amounts:

(a)	the sum of the following amounts:

(i)	the aggregate Class A Available Subordinated Amount of Class D notes for all outstanding Class A Card series notes with a Required Subordinated Amount of Class B notes equal to zero, and

(ii)	the aggregate Class B Available Subordinated Amount of Class D notes for all outstanding Class B Card series notes, and

(b)	the aggregate Class C Available Subordinated Amount of Class D notes for all outstanding Class C Cards series notes.

The issuer and the indenture trustee are not required to permit the prior review by or obtain the consent of any noteholder of any outstanding series, class or tranche to issue any additional notes of any series, class or tranche.

Modification or Waiver of Issuance Conditions

If the issuer obtains confirmation from each rating agency that has rated any outstanding series, class or tranche of notes, subject to certain limitations required by each such rating agency, that the issuance of a new series, class or tranche will not cause a reduction or withdrawal of the ratings of any outstanding series, class or tranche notes rated by that rating agency, then any or all of the conditions to issuance described above and under “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus may be waived or modified. In addition, the issuer may issue rated Card series notes subject to waived, modified or additional conditions agreed to between the issuer and each rating agency rating such notes.

Required Subordinated Amount and Usage Amount

Class A Required Subordinated Amount.    The Class A Required Subordinated Amount of Subordinated notes for any tranche of Class A Card series notes on any date is equal to the sum of the Class A Required Subordinated Amount of Class B notes, the Class A Required Subordinated Amount of Class C notes and the Class A Required Subordinated Amount of Class D notes on that date. For each tranche of Class A notes, the Class A Required Subordinated Amount of Class B notes, the Class A Required Subordinated Amount of Class C notes and the Class A Required Subordinated Amount of Class D notes will be equal to a stated percentage of the Adjusted Outstanding Dollar Principal Amount of that tranche of Class A notes. However, after an event of default and acceleration or after an early redemption event has occurred for any tranche of Class A notes, the required subordinated amount of any subordinated class of notes will be the greater of (x) the required subordinated amount of such subordinated class on that date and (y) the required subordinated amount of such subordinated class on the date immediately prior to that event of default or early redemption event.

See “Prospectus Supplement Summary—Required Subordinated Amount and Conditions to Issuance—Class A Required Subordinated Amount” in this prospectus supplement.

Class B Required Subordinated Amount.    The Class B Required Subordinated Amount of Subordinated notes for any tranche of Class B Card series notes on any date is equal to the sum of the Class B Required Subordinated Amount of Class C notes and the Class B Required Subordinated Amount of Class D notes on that date.

For each tranche of Class B notes, the Class B Required Subordinated Amount of Class C notes will equal (a) its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of the Class A Required Subordinated Amount of Class C notes for all Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero, plus (b) the following amount:

•	its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of (i) the Adjusted Outstanding Dollar Principal Amount of all Class B Card series notes minus (ii) the sum of the Class A Required Subordinated Amount of Class B notes for all Class A Card series notes, times

•	a stated percentage.

However, after an event of default and acceleration or an early redemption event has occurred for any tranche of Class B notes, the Class B Required Subordinated Amount of Class C notes for that tranche of Class B notes will be the greater of (1) the Class B Required Subordinated Amount of Class C notes for that tranche of Class B notes on that date, (2) the Class B Required Subordinated Amount of Class C notes for that tranche of Class B notes on the date immediately prior to that event of default and acceleration or early redemption event and (3) such other amount that may be required by the rating agencies.

For each tranche of Class B notes, the Class B Required Subordinated Amount of Class D notes will equal (x) its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of the Class A Required

Subordinated Amount of Class D notes for all Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero, plus (y) the following amount:

•	its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of (i) the Adjusted Outstanding Dollar Principal Amount of all Class B Card series notes minus (ii) the sum of the Class A Required Subordinated Amount of Class B notes for all Class A Card series notes, times

•	a stated percentage.

However, after an event of default and acceleration or an early redemption event has occurred for any tranche of Class B notes, the Class B Required Subordinated Amount of Class D notes for that tranche of Class B notes will be the greater of (1) the Class B Required Subordinated Amount of Class D notes for that tranche of Class B notes on that date and (2) the Class B Required Subordinated Amount of Class D notes for that tranche of Class B notes on the date immediately prior to that event of default and acceleration or early redemption event.

See “Prospectus Supplement Summary—Required Subordinated Amount and Conditions to Issuance—Class B Required Subordinated Amount” in this prospectus supplement.

Class C Required Subordinated Amount.    For each tranche of Class C notes, the Class C Required Subordinated Amount of Class D notes will equal (a) its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of the sum of the Class A Required Subordinated Amount of Class D notes for all Class A Card series notes plus the aggregate amount computed as described in clause (y) of “—Class B Required Subordinated Amount” above for all Class B Card series notes, plus (b) the following amount:

•	its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of (i) the Adjusted Outstanding Dollar Principal Amount of all Class C Card series notes minus (ii) the sum of the Class A Required Subordinated Amount of Class C notes for all Class A Card series notes plus the aggregate amount computed as described in clause (b) of “—Class B Required Subordinated Amount” above for all Class B Card series notes, times

•	a stated percentage.

However, after an event of default and acceleration or an early redemption event has occurred for any tranche of Class C notes, the Class C Required Subordinated Amount of Class D notes for that tranche of Class C notes will be the greater of (1) the Class C Required Subordinated Amount of Class D notes for that tranche of Class C notes on that date and (2) the Class C Required Subordinated Amount of Class D notes for that tranche of Class C notes on the date immediately prior to that event of default and acceleration or early redemption event.

See “Prospectus Supplement Summary—Required Subordinated Amount and Conditions to Issuance—Class C Required Subordinated Amount” in this prospectus supplement.

Required Subordinated Amounts Generally.    The issuance trust may change the above percentages at any time without the consent of any noteholders. In addition, the issuance trust may change the required subordinated amount for any tranche of Card series notes, the methodology of computing the required subordinated amount, or utilize forms of credit enhancement other than subordinated Card series notes in order to provide senior Card series notes with the required credit enhancement, at any time without the consent of any noteholders so long as the issuance trust has:

•	received written confirmation from each rating agency that has rated any outstanding Card series notes that the change will not result in the reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding Card series notes;

•	delivered an opinion of counsel, that for United States federal income tax purposes, (1) the change will not cause any outstanding series, class or tranche of Card series notes of the issuer that were characterized as debt at the time of their issuance to be characterized as other than debt, (2) the change will not cause or constitute an event in which gain or loss would be recognized by any holder of Card series notes, and (3) the change will not cause the issuer to be treated as an association, or publicly traded partnership, taxable as a corporation; and

•	delivered an opinion of counsel, that for United States federal income tax purposes, (1) the change will not cause any outstanding investor certificates issued by the master trust that were characterized as debt at the time of their issuance to be characterized as other than debt, (2) the change will not cause or constitute an event in which gain or loss would be recognized by any investor certificateholder and (3) the change will not cause the master trust to be treated as an association, or publicly traded partnership, taxable as a corporation.

Therefore, reductions in the Adjusted Outstanding Dollar Principal Amount of a tranche of senior Card series notes will generally result in a reduction in the required subordinated amount for that tranche. For each tranche of Class B Card series notes, a reduction in the required subordinated amount for that tranche of Class B notes may occur as a result of more Class B Card series notes being outstanding than is required for the Class A Card series notes or as a result of the issuance of additional Class B Card series notes. With respect to each tranche of Class C Card series notes, a reduction in the required subordinated amount for that tranche of Class C notes may occur as a result of more Class C Card series notes being outstanding than is required for the Class A notes and Class B notes of the Card series or as a result of the issuance of additional Class C Card series notes.

Usage.    The consumption of enhancement from subordinated Card series notes is called usage. For a detailed description of the calculation of usage amounts for any tranche of notes, see the definitions of Class A Usage Amount of Subordinated notes, Class A Usage Amount of Class B notes, Class A Usage Amount of Class C notes, Class A Usage Amount of Class D notes, Class B Usage Amount of Subordinated notes, Class B Usage Amount of Class C notes, Class B Usage Amount of Class D notes and Class C Usage Amount of Class D notes in the “Glossary of Defined Terms” in this prospectus supplement.

Principal Payments on Subordinated Card Series Notes

The required subordinated amount of a tranche of senior Card series notes, in conjunction with usage, is used to determine (a) whether a tranche of senior Card series notes can be issued, as described above, (b) whether a tranche of subordinated Card series notes may be repaid before its legal maturity date while senior Card series notes are outstanding and (c) whether the principal funding subaccount for that tranche of senior Card series notes needs to be prefunded. See “—Required Subordinated Amount and Usage Amount” above.

No payment of principal will be made on any Class B Card series notes unless, following the payment, the Nominal Liquidation Amount of the remaining outstanding Class B Card series notes is at least equal to the Class A Required Subordinated Amount of Class B notes for all outstanding Class A Card series notes less any usage of the Class A Required Subordinated Amount of Class B notes for all outstanding Class A Card series notes. Similarly, no payment of principal will be made on any Class C Card series notes unless, following the payment, the Nominal Liquidation Amount of the remaining outstanding Class C Card series notes is at least equal to the required subordinated amount of Class C notes for all outstanding Class A notes and Class B notes of the Card series less any usage of the required subordinated amount of Class C notes for those outstanding Class A notes and Class B notes of the Card series. Similarly, no payment of principal will be made on any Class D Card series notes unless, following the payment, the Nominal Liquidation Amount of the remaining outstanding Class D Card series notes is at least equal to the required subordinated amount of Class D notes for all outstanding Class A notes, Class B notes and Class C notes of the Card series less any usage of the required subordinated amount of Class D notes for those outstanding Class A notes, Class B notes and Class C notes of the Card series.

However, there are some exceptions to these rules. See “Deposit and Application of Funds—Sale of Assets” in this prospectus supplement and “Sources of Funds to Pay the Notes—Sale of Assets” in the accompanying prospectus.

Sources of Funds to Pay the Notes

Asset Pool 1

The Card series will be secured by the assets in Asset Pool 1. Asset Pool 1 currently consists of the COMT collateral certificate issued by the master trust. However, in the future, Asset Pool 1 may also include additional collateral certificates each representing an undivided interest in a master trust or other securitization special purpose entity whose assets consist primarily of receivables arising in credit card accounts and other revolving credit accounts owned by the bank, the savings bank or an affiliate of the bank. In addition, the Invested Amount of any existing collateral certificate included in Asset Pool 1 may be increased or decreased from time to time.

The only amounts that will be available to fund payments on these Class A(2003-5) notes are (1) the Class A(2003-5) notes’ allocable share of the assets that have been included in Asset Pool 1, (2) shared excess Finance Charge Amounts from other series of notes issued by the issuance trust or series of investor certificates issued by the master trust, if any, and (3) shared excess Principal Amounts from other series of notes issued by the issuance trust or series of investor certificates issued by the master trust, if any. For a description of the COMT collateral certificate, the master trust and its assets and other assets which may in the future be a source of funds, see “The Master Trust” and “Sources of Funds to Pay the Notes—General” and “—The COMT Collateral Certificate” in the accompanying prospectus.

In addition to the Card series, the issuer may issue other series of notes that are secured by the assets in Asset Pool 1.

Addition of Assets

In the future, Asset Pool 1 may include collateral certificates (other than the COMT collateral certificate) representing undivided interests in master trusts or other securitization special purpose entities, whose assets consist primarily of receivables arising in credit card accounts and other revolving credit accounts owned by the bank, the savings bank or any of their affiliates, which receivables are transferred to Capital One Funding or another affiliate of the bank for inclusion in the related master trust or securitization special purpose entity. However, prior to the addition of any such collateral certificate to Asset Pool 1,

•	each rating agency must confirm that the addition of such collateral certificate will not cause a reduction or withdrawal of the ratings of any outstanding notes secured by Asset Pool 1, and

•	the issuer must deliver an officer’s certificate to the indenture trustee to the effect that such addition will not, in the reasonable belief of the officer, based on the facts known to such officer at that time, cause an early redemption event or an event that, after the giving of notice or lapse of time, would cause an early redemption event to occur with respect to any outstanding notes secured by Asset Pool 1.

See “Sources of Funds to Pay the Notes—Transferor Interest—Addition of Assets” in the accompanying prospectus.

Asset Pool 1 is designated as a non-receivables asset pool and, therefore, is not eligible to have receivables directly included in its assets.

The applicable transferor shall designate the Invested Amount of such additional collateral certificate, provided that the transferor may not reduce the Invested Amount of such collateral certificate without an equal or greater reduction in the aggregate Nominal Liquidation Amount of the notes secured by Asset Pool 1, unless the transferor delivers to the issuer and the indenture trustee an officer’s certificate to the effect that such reduction will not, in the reasonable belief of the officer, based on the facts known to such officer at that time, cause an early redemption event or an event that, after the giving of notice or lapse of time, would cause an early redemption event to occur with respect to any outstanding notes secured by Asset Pool 1.

Payments Received from Derivative Counterparties

The issuer may enter into derivative agreements with respect to certain tranches of the Card series as a source of funds to pay principal of or interest on the notes. See “Deposit and Application of Funds—Payments Received from Derivative Counterparties for Interest of Foreign Currency Notes” and “—Payments Received from Derivative Counterparties for Principal” in this prospectus supplement. The issuer has not entered into such a derivative agreement for the Class A(2003-5) notes.

Payments Received under Supplemental Credit Enhancement Agreements or Supplemental Liquidity Agreements

The issuer may enter into supplemental credit enhancement agreements or supplemental liquidity agreements with respect to certain tranches of the Card series as a source of funds to pay principal of or interest on the notes. Any supplemental credit enhancement agreement may be in the form of a letter of credit or surety bond or other similar arrangement with various supplemental credit enhancement providers. Any supplemental liquidity agreement may be in the form of a liquidity facility or other similar arrangement with various liquidity providers. The issuer has not obtained any supplemental credit enhancement or any supplemental liquidity for the Class A(2003-5) notes.

The Issuer Trust Accounts

The issuer will establish a collection account for the benefit of Asset Pool 1. The collection account receives payments of finance charge collections and principal collections from Asset Pool 1 as more specifically described below. See “Sources of Funds to Pay the Notes—Issuer Trust Accounts” in the accompanying prospectus. In connection with the Card series, the issuer will also establish a principal funding account, an interest funding account and an accumulation reserve account for the benefit of the Card series, each of which will have subaccounts for each tranche of notes of the Card series. In addition, the issuer will establish a Class C reserve account, which will have subaccounts for each tranche of Class C Card series notes, and a Class D reserve account, which will have subaccounts for each tranche of Class D Card series notes.

Each month, distributions on the COMT collateral certificate and any other assets in Asset Pool 1 will first be deposited into the collection account for Asset Pool 1, and then allocated among each series of notes secured by Asset Pool 1—including the Card series, as described in the accompanying prospectus. Amounts on deposit in the collection account for the benefit of the noteholders of the Card series will then be allocated to the applicable principal funding account, interest funding account, accumulation reserve account, Class C reserve account, Class D reserve account and any other supplemental account for the applicable class or tranche of notes to make payments under any applicable derivative agreements, supplemental credit enhancement agreements or supplemental liquidity agreements and additionally as described in “Deposit and Application of Funds” in this prospectus supplement.

Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the Card series notes when such payments are due. If interest on a note is not scheduled to be paid every month—for example, quarterly, semiannually or other interval less frequent than monthly—the issuer will deposit accrued interest amounts funded from Card series Finance Charge Amounts into the interest funding subaccount for that note to be held until the interest is due. See “Deposit and Application of Funds—Targeted Deposits of Card Series Finance Charge Amounts to the Interest Funding Account” in this prospectus supplement.

Beginning in the twelfth month before the expected principal payment date of a tranche of Card series notes, the deposit targeted to be made into the principal funding subaccount for that tranche for each month will be one-twelfth of the outstanding dollar principal amount of that tranche.

The issuer may postpone the date of the commencement of the targeted deposits to be made to the principal funding subaccount for a tranche of Card series notes if the servicer determines that less than 12 months will be required to accumulate sufficient Card series Principal Amounts to pay the outstanding dollar principal amount of that tranche on its expected principal payment date as described in “Deposit and Application of Funds—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account—Budgeted Deposits” in this prospectus supplement. Since funds in the principal funding subaccount for tranches of subordinated Card series notes will not be available for credit enhancement for any senior Card series notes, Card series Principal Amounts will not be deposited into the principal funding subaccount for a tranche of subordinated Card series notes if that deposit would reduce the available subordination below the required subordination for any tranche of senior Card series notes.

If the earnings on funds in the principal funding subaccount are less than the interest payable on the portion of principal in the principal funding subaccount for the applicable tranche of notes, the amount of such shortfall will be withdrawn from the accumulation reserve account, to the extent available. If the amounts on deposit in the principal funding subaccount are prefunded amounts, then additional finance charge collections from the master trust will be allocated to the COMT collateral certificate and the Card series notes and will be treated as Card series Finance Charge Amounts as described under “Deposit and Application of Funds—Card Series Finance Charge Amounts” in this prospectus supplement and “The Master Trust—Application of Collections” in the accompanying prospectus.

The Class C reserve account will have subaccounts for each tranche of Class C notes that will be funded (provided that there are sufficient Card series Finance Charge Amounts) if the three-month excess spread percentage falls below certain levels or an early redemption event or event of default occurs. Funds on deposit in a Class C reserve subaccount will be used to make payments of interest or principal on the related tranche of Class C notes, if necessary. See “Prospectus Supplement Summary—Class C Reserve Account” and “Deposit and Application of Funds—Withdrawals from the Class C Reserve Account” in this prospectus supplement.

The Class D reserve account will have subaccounts for each tranche of Class D notes that will be funded (provided that there are sufficient Card series Finance Charge Amounts) in accordance with the Card series indenture supplement and the related terms document. Funds on deposit in the Class D reserve subaccount will be used to make payments of interest or principal on the related tranche of Class D notes, if necessary.

Limited Recourse to the Issuer; Security for the Card Series Notes

The Card series notes are secured by a security interest in the assets in Asset Pool 1, including the collection account for Asset Pool 1, but each series of notes (including the Card series) is entitled to the benefits of only that portion of those assets allocable to it under the indenture, the Asset Pool 1 supplement and the Card series indenture supplement. Therefore, only a portion of the collections allocated to Asset Pool 1 are available to the Card series notes. Similarly, Card series notes are entitled only to their allocable share of Card series Finance Charge Amounts, Card series Principal Amounts, amounts on deposit in the applicable issuer trust accounts, any payments received from derivative counterparties or under supplemental credit enhancement agreements or supplemental liquidity agreements (to the extent not already included in Card series Finance Charge Amounts) and proceeds of any sale of assets. Card series noteholders will have no recourse to any other assets of the issuer or any other person or entity for the payment of principal of or interest on the notes.

Each tranche of notes is also secured by a security interest in the applicable principal funding subaccount, the applicable interest funding subaccount, the applicable accumulation reserve subaccount, in the case of a tranche of Class C notes, the applicable Class C reserve subaccount, in the case of a tranche of Class D notes, the applicable Class D reserve subaccount and any other applicable supplemental account, and may be secured by a security interest in any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement.

Deposit and Application of Funds

The indenture and the Asset Pool 1 supplement specify how Finance Charge Amounts and Principal Amounts received by the issuer will be allocated among the outstanding series of notes secured by Asset Pool 1 and the Asset Pool 1 Transferor Interest. The Card series indenture supplement specifies how Card series Finance Charge Amounts and Card series Principal Amounts will be deposited into the issuer trust accounts established for the Card series notes to provide for the payment of interest on and principal of Card series notes as payments become due. In addition, the Card series indenture supplement specifies how Default Amounts allocated to the COMT collateral certificate and any other collateral certificates in Asset Pool 1 and payments of the servicing fees on the receivables will be allocated to the Card series notes.

For a detailed description of the percentage used by the indenture trustee in allocating Finance Charge Amounts and Default Amounts to the Card series notes, see the definition of “Floating Allocation Percentage” in the “Glossary of Defined Terms” in the accompanying prospectus. For a detailed description of the percentage used in allocating Principal Amounts to the Card series notes, see the definition of “Principal Allocation Percentage” in the “Glossary of Defined Terms” in the accompanying prospectus.

Card Series Finance Charge Amounts

Card series Finance Charge Amounts will consist of the following amounts:

•	The Card series’s share of Finance Charge Amounts allocated to Asset Pool 1. See “Sources of Funds to Pay the Notes—Deposit and Application of Funds in the Issuance Trust” in the accompanying prospectus.

•	Withdrawals from the accumulation reserve subaccount.

If the number of months targeted to accumulate budgeted deposits of Card series Principal Amounts for the payment of principal on a tranche of notes is greater than one month, then the issuer will begin to fund an accumulation reserve subaccount for such tranche. See “—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account” below. The amount targeted to be deposited in the accumulation reserve account for each month, beginning with the month prior to the first Distribution Date on which Card series Principal Amounts are to be accumulated for such tranche, will be an amount equal to 0.5% of the outstanding dollar principal amount of such tranche of notes.

On each Distribution Date, the issuer will calculate the targeted amount of principal funding subaccount earnings for each tranche of notes, which will be equal to the amount that the funds (other than prefunded amounts) on deposit in each principal funding subaccount would earn at the interest rate payable by the issuer—taking into account payments due under any applicable derivative agreements—on the related tranche of notes. As a general rule, if the amount actually earned on such funds on deposit is less than the targeted amount of earnings, then the amount of such shortfall will be withdrawn from the applicable accumulation reserve subaccount and treated as Card series Finance Charge Amounts for such month.

•	Additional finance charge collections allocable to the Card series.

The issuer will notify the master trust servicer from time to time of the aggregate prefunded amount on deposit in the principal funding account. Whenever there are any prefunded amounts on deposit in any principal funding subaccount, the master trust will designate an amount of the Master Trust Transferor Interest equal to such prefunded amounts. On each Distribution Date, the issuer will calculate the targeted amount of principal funding subaccount prefunded amount earnings for each tranche of notes, which will be equal to the amount that the prefunded amounts on deposit in each principal funding subaccount would earn at the interest rate payable by the issuer—taking into account payments due under any applicable derivative agreements—on the related tranche of notes. As a general rule, if the amount actually earned on such funds on deposit is less than the targeted amount of earnings, collections of finance charge receivables allocable to such designated portion of the Master Trust Transferor Interest up to the amount of the shortfall will be treated as Card series Finance Charge Amounts. See “The Master Trust—Application of Collections” in the accompanying prospectus.

•	Investment earnings on amounts on deposit in the principal funding account, interest funding account and accumulation reserve account for the Card series notes.

•	Unless otherwise specified in the Card series indenture supplement or the related terms document, payments received under derivative agreements for interest, supplemental credit enhancement agreements or supplemental liquidity agreements on notes of the Card series payable in U.S. dollars.

•	Any shared excess Finance Charge Amounts allocable to the Card series notes. See “—Shared Excess Finance Charge Amounts” in this prospectus supplement.

•	Any other amounts specified in the Card series indenture supplement or any related terms document.

After a sale of assets as described in “—Sale of Assets” below, the related class or tranche of notes will not be entitled to any Card series Finance Charge Amounts. See “The Master Trust—Application of Collections” in the accompanying prospectus.

Application of Card Series Finance Charge Amounts

On each Distribution Date, the indenture trustee will apply Card series Finance Charge Amounts as follows:

•	first, to make the targeted deposits to the interest funding account to fund the payment of interest on the Class A notes and certain payments due under related derivative agreements;

•	second, to make the targeted deposits to the interest funding account to fund the payment of interest on the Class B notes and certain payments due under related derivative agreements;

•	third, to make the targeted deposits to the interest funding account to fund the payment of interest on the Class C notes and certain payments due under related derivative agreements;

•	fourth, to pay the portion of the master trust servicing fee allocable to the Card series, plus any previously due and unpaid servicing fee allocable to the Card series;

•	fifth, to make the targeted deposits to the interest funding account to fund the payment of interest on the Class D notes and certain payments due under related derivative agreements;

•	sixth, to be treated as Card series Principal Amounts in an amount equal to the Card series Defaulted Amounts, if any, for the preceding month;

•	seventh, to be treated as Card series Principal Amounts in an amount equal to the Nominal Liquidation Amount Deficits, if any, of all Card series notes;

•	eighth, to make the targeted deposits to the accumulation reserve account, if any;

•	ninth, to make the targeted deposits to the Class C reserve account, if any;

•	tenth, to make the targeted deposits to the Class D reserve account, if any;

•	eleventh, to make any other payment or deposit required by any class or tranche of Card series notes;

•	twelfth, to be treated as shared excess Finance Charge Amounts; and

•	thirteenth, to Capital One Funding, as transferor, or any other transferor of a collateral certificate into Asset Pool 1 or their designees.

Targeted Deposits of Card Series Finance Charge Amounts to the Interest Funding Account

The aggregate amount to be deposited monthly to the interest funding account will be equal to the sum of the targeted deposits listed below. The deposit targeted for any month will also include any shortfall in the targeted deposit from any prior month which has not been previously deposited.

•

Interest Payments.    The deposit targeted for any tranche of outstanding interest-bearing notes on each Distribution Date will be equal to the amount of interest accrued on the outstanding dollar principal amount of that tranche during the period from and including the first Monthly Interest Accrual Date in the prior month to but excluding the first Monthly Interest Accrual Date for the current month.

•	Amounts Owed to Derivative Counterparties. If a tranche of notes has a Performing or non-Performing derivative agreement for interest that provides for payments to the applicable derivative counterparty, the deposit targeted for that tranche of notes on each Distribution Date will include any payment to the derivative counterparty which is specified in the Card series indenture supplement or the related terms document.

•	Discount Notes. The deposit targeted for a tranche of discount notes on each Distribution Date is the amount of accretion of principal of that tranche of notes from and including the prior Monthly Principal Accrual Date—or in the case of the first Monthly Principal Accrual Date, from and including the date of issuance of that tranche—to but excluding the first Monthly Principal Accrual Date for the next month.

•	Specified Deposits. If any tranche of notes provides for deposits in addition to or different from the deposits described above to be made to the interest funding subaccount for that tranche, the deposits targeted for that tranche each month will include the specified amounts.

•	Additional Interest. The deposit targeted for any tranche of notes (other than discount notes) that has previously due and unpaid interest for any month will include the interest accrued on that overdue interest during the period from and including the first Monthly Interest Accrual Date in the prior month to but excluding the first Monthly Interest Accrual Date for the current month at the applicable rate of interest.

Each deposit to the interest funding account for each month will be made on the following Distribution Date. A tranche of notes may be entitled to more than one of the preceding deposits, plus deposits from other sources, described under “—Payments Received from Derivative Counterparties for Interest of Foreign Currency Notes.”

A class or tranche of notes for which assets in Asset Pool 1 have been sold as described in “—Sale of Assets” below will not be entitled to receive any of the preceding deposits to be made from Card series Finance Charge Amounts after the sale has occurred.

Allocation to Interest Funding Subaccounts

The aggregate amount to be deposited monthly in the interest funding account will be allocated, and a portion deposited in the interest funding subaccount established for each tranche of notes, as follows:

•	Card Series Finance Charge Amounts are at least equal to targeted amounts. If the amount of funds available for a month is at least equal to the aggregate amount of the deposits and payments for the related class of notes, then the full targeted amount of such deposit and payment will be made to the applicable interest funding subaccount.

•	Card Series Finance Charge Amounts are less than targeted amounts. If Card series Finance Charge Amounts available for a month for the Class A notes are less than the sum of the deposits targeted for each tranche of Class A notes as described above, then the amount available will be allocated to each tranche of Class A notes in such class pro rata based on the ratio of:

—the aggregate amount of the deposits targeted with respect to that tranche of Class A notes, to

—the aggregate amount of the deposits targeted with respect to all tranches of Class A Card series notes.

The Card series Finance Charge Amount remaining after any preceding applications, as described above under “—Application of Card Series Finance Charge Amounts” will be allocated to the Class B notes, the Class C notes and the Class D notes in a similar manner.

Payments Received from Derivative Counterparties for Interest of Foreign Currency Notes

Payments received under derivative agreements for interest of foreign currency notes in the Card series will be applied as specified in the Card series indenture supplement or the related terms document.

Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs

If on any Distribution Date, Card series Finance Charge Amounts available after the first five applications described in “—Application of Card Series Finance Charge Amounts” above are not enough to cover the Card series Defaulted Amounts for the preceding month, the amount of such shortfall (referred to as a “charge-off”) will be allocated (and reallocated) on that date to each tranche of notes as described below. For each tranche of notes, the Nominal Liquidation Amount of that tranche will be reduced by an amount equal to the amounts that are allocated or reallocated to that tranche less the amounts that are reallocated from that tranche to other tranches. Any amounts that are allocated (or reallocated) to a tranche of notes and not reallocated to other tranches will reduce the Nominal Liquidation Amount of that tranche of notes.

Initial Allocation.    Initially, the amount of each charge-off will be allocated to each tranche of outstanding notes in the Card series pro rata based on the ratio of the Nominal Liquidation Amount of that tranche of notes to the Nominal Liquidation Amount of all the Card series notes, each at the end of the prior month. If this allocation (or any portion of it) would reduce the Nominal Liquidation Amount of a tranche of notes below zero, the amount that would cause the Nominal Liquidation Amount to be reduced below zero will be allocated instead to all other tranches of outstanding notes in the Card series in the same manner. The Nominal Liquidation Amount of any tranche of notes will not be reduced below zero.

Reallocation from Class A Notes.    The amount initially allocated to the Class A notes as described in “—Initial Allocation” above will be reallocated from each tranche of Class A notes to the Class B notes, but only up to the following amount:

(i) the Class A Available Subordinated Amount of Class B notes for that tranche of Class A notes at the end of the prior month, minus

(ii) the amount initially allocated to the Class B notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class B Card series notes at the end of the prior month.

Then, any amounts which a tranche of Class A notes is not permitted to reallocate to the Class B notes as described above will be reallocated to the Class C notes, but only up to the following amount:

(i) the Class A Available Subordinated Amount of Class C notes for that tranche of Class A notes at the end of the prior month, minus

(ii) the amount initially allocated to the Class C notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class C Card series notes at the end of the prior month.

Then, any amounts which a tranche of Class A notes is not permitted to reallocate to the Class B notes or the Class C notes as described above will be reallocated to the Class D notes, but only up to the following amount:

(i) the Class A Available Subordinated Amount of Class D notes for that tranche of Class A notes at the end of the prior month, minus

(ii) the amount initially allocated to the Class D notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class D Card series notes at the end of the prior month.

Reallocation from Class B Notes.    The amounts initially allocated to any tranche of Class B notes as described in “—Initial Allocation” above and the amounts reallocated from the Class A notes to any tranche of Class B notes as described in “—Reallocation from Class A Notes” above will be reallocated from that tranche of Class B notes to the Class C notes, but only up to the following amount:

(i) the Class B Available Subordinated Amount of Class C notes for that tranche of Class B notes at the end of the prior month, minus

(ii) (x)    the amount initially allocated to the Class C notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class C Card series notes at the end of the prior month, plus

(y)    the amount reallocated from Class A notes with a Required Subordinated Amount of Class B notes greater than zero to the Class C notes as described in “—Reallocation from Class A Notes” above times the amount described in clause (i) above divided by the Class B Available Subordinated Amount of Class C notes for all Class B Card series notes at the end of the prior month.

Then, any amounts which a tranche of Class B notes is not permitted to reallocate to the Class C notes as described above will be reallocated from that tranche of Class B notes to the Class D notes, but only up to the following amount:

(i) the Class B Available Subordinated Amount of Class D notes for that tranche of Class B notes at the end of the prior month, minus

(ii) (x)    the amount initially allocated to the Class D notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class D Card series notes at the end of the prior month, plus

(y)    the amount reallocated from Class A notes with a Required Subordinated Amount of Class B notes greater than zero to the Class D notes as described above times the amount described in clause (i) above divided by the Class B Available Subordinated Amount of Class D notes for all Class B Card series notes at the end of the prior month.

Reallocation from Class C Notes.    Finally, the amounts initially allocated to any tranche of Class C notes as described in “—Initial Allocation” above and the amounts reallocated from the Class A notes to any tranche of Class C notes as described in “—Reallocation from Class A Notes” above or reallocated from the Class B notes to any tranche of Class C notes as described in “—Reallocation from Class B Notes” above will be reallocated from that tranche of Class C notes to the Class D notes, but only up to the following amount:

(i) the Class C Available Subordinated Amount of Class D notes for that tranche of Class C notes at the end of the prior month, minus

(ii) (x)    the amount initially allocated to the Class D notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class D Card series notes at the end of the prior month, plus

(y)    the amount reallocated from Class A notes with a Required Subordinated Amount of Class B notes greater than zero or from any Class B notes to the Class D notes as described above times the amount described in clause (i) above divided by the Class C Available Subordinated Amount of Class D notes for all Class C Card series notes at the end of the prior month.

Reallocations Generally.    For each reallocation described above, the amount reallocated to any class of notes will be reallocated to each tranche of notes within that class pro rata based on the ratio of the Nominal Liquidation Amount of that tranche of notes after any reductions to the Nominal Liquidation Amount as a result of previous allocations or reallocations on that day to the Nominal Liquidation Amount of all the notes in such class at the end of the prior month. If this reallocation (or any portion of it) would reduce the Nominal

Liquidation Amount of a tranche of notes below zero, the amount that would cause the Nominal Liquidation Amount to be reduced below zero will be allocated instead to the other tranches of outstanding Card series notes in the related class of notes in the same manner. The Nominal Liquidation Amount of any tranche of notes will not be reduced below zero.

Allocations of Reimbursements of Nominal Liquidation Amount Deficits

If there are Card series Finance Charge Amounts available to reimburse any Nominal Liquidation Amount Deficits on any Distribution Date as described in the seventh clause of “—Application of Card Series Finance Charge Amounts” above, such funds will be allocated to each tranche of notes as follows:

•	first, to each tranche of Class A notes,

•	second, to each tranche of Class B notes,

•	third, to each tranche of Class C notes, and

•	fourth, to each tranche of Class D notes.

In each case, Card series Finance Charge Amounts allocated to a class of notes will be allocated to each tranche of notes within such class pro rata based on the ratio of:

•	the Nominal Liquidation Amount Deficit of such tranche of notes, to

•	the aggregate Nominal Liquidation Amount Deficits of all tranches of such class.

In no event will the Nominal Liquidation Amount of a tranche of notes be increased above the Adjusted Outstanding Dollar Principal Amount of such tranche.

Application of Card Series Principal Amounts

On each Distribution Date, the indenture trustee will apply Card series Principal Amounts in the following order and priority:

•	Class A Interest Funding Account Shortfalls. First, for each month, if Card series Finance Charge Amounts are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class A notes, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the sum of the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month, and such total amount will be allocated to the interest funding subaccount of each such tranche of Class A notes pro rata based on, in the case of each such tranche of Class A notes, the lesser of:

—the amount of the deficiency in the targeted amount to be deposited into the interest funding subaccount of such tranche of Class A notes, and

—an amount equal to the Class A Available Subordinated Amount of Subordinated notes for such tranche of Class A notes, determined after giving effect to the applications described in

    “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above.

•

Class B Interest Funding Account Shortfalls.    Second, for each month, if Card series Finance Charge Amounts are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class B notes, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the sum of the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month minus the greater of (i) the Class B Principal Allocation for such month and (ii) the aggregate amount of Card series Principal Amounts reallocated as described in the preceding clause, and such total amount will be allocated to the interest funding subaccount of each such tranche of Class B notes pro rata based on, in the case of each such tranche of Class B notes, the lesser of:

—the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of such tranche of Class B notes, and

—an amount equal to the Class B Available Subordinated Amount of Subordinated notes for such tranche of Class B notes, determined after giving effect to the applications described in

    “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above and in the first clause above.

•	Class C Interest Funding Account Shortfalls. Third, for each month, if Card series Finance Charge Amounts are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class C notes, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month minus the greater of (i) the sum of the Class B Principal Allocation and the Class C Principal Allocation for such month and (ii) the aggregate amount of Card series Principal Amounts reallocated as described in the preceding clauses, and such total amount will be allocated to the interest funding subaccount of each such tranche of Class C notes pro rata based on, in the case of each such tranche of Class C notes, the lesser of:

—the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of such tranche of Class C notes, and

—an amount equal to the Class C Available Subordinated Amount of Class D notes for such tranche of

    Class C notes, determined after giving effect to the applications described in “—Allocations of

    Reductions of Nominal Liquidation Amounts from Charge-Offs” above and in the preceding clauses.

•	Class A Servicing Fee Shortfalls. Fourth, for each month, if Card series Finance Charge Amounts are insufficient to pay the portion of the servicing fees allocable to the Card series as described in “—Application of Card Series Finance Charge Amounts” above, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the sum of the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month minus the aggregate amount of Card series Principal Amounts reallocated as described in the preceding clauses, and such total amount will be paid to the applicable servicers in an amount equal to, and allocated to each such tranche of Class A notes pro rata based on, in the case of each tranche of Class A notes, the lesser of:

—the amount of the servicing shortfall allocated to such tranche of Class A notes (based on the ratio of the Nominal Liquidation Amount of such tranche of Class A notes to the Nominal Liquidation

    Amount of all Card series notes at the end of the prior month), and

—an amount equal to the Class A Available Subordinated Amount of Subordinated notes for such tranche of Class A notes, determined after giving effect to the applications described in

    “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above and in the preceding clauses.

•

Class B Servicing Fee Shortfalls.    Fifth, for each month, if Card series Finance Charge Amounts are insufficient to pay the portion of the servicing fees allocable to the Card series as described in “—Application of Card Series Finance Charge Amounts” above, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the sum of the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month minus the greater of (i) the

Class B Principal Allocation for such month and (ii) the aggregate amount of Card series Principal Amounts reallocated as described in the preceding clauses, and such total amount will be paid to the applicable servicers in an amount equal to, and allocated to each tranche of Class B notes pro rata based on, in the case of each such tranche of Class B notes, the lesser of:

—the amount of the remaining servicing shortfall allocated to such tranche of Class B notes (based on the ratio of the Nominal Liquidation Amount of such tranche of Class B notes to the Nominal

    Liquidation Amount of all Card series notes at the end of the prior month), and

—an amount equal to the Class B Available Subordinated Amount of Class C notes for such tranche of

    Class B notes, determined after giving effect to the applications described in “—Allocations of

    Reductions of Nominal Liquidation Amounts from Charge-Offs” above and in the preceding clauses.

•	Class C Servicing Fee Shortfalls. Sixth, for each month, if Card series Finance Charge Amounts are insufficient to pay the portion of the servicing fees allocable to the Card series as described in “—Application of Card Series Finance Charge Amounts” above, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the sum of the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month minus the greater of (i) the sum of the Class B Principal Allocation and the Class C Principal Allocation for such month and (ii) the aggregate amount of Card series Principal Amounts reallocated as described in the preceding clauses, and such total amount will be paid to the applicable servicers in an amount equal to, and allocated to each tranche of Class C notes pro rata based on, in the case of each such tranche of Class C notes, the lesser of:

—the amount of the servicing shortfall allocated to such tranche of Class C notes (based on the ratio of the Nominal Liquidation Amount of such tranche of Class C notes to the Nominal Liquidation

    Amount of all Card series notes at the end of the prior month), and

—an amount equal to the Class C Available Subordinated Amount of Subordinated notes for such tranche of Class C notes, determined after giving effect to the applications described in

    “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above and in the preceding clauses.

•	Principal Funding Account. Seventh, remaining Card series Principal Amounts will be applied, to the extent needed, to make the targeted deposits to the principal funding account as described in “—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account” below.

•	Shared Excess Principal Amounts. Eighth, remaining Card series Principal Amounts will be treated, to the extent needed, as shared excess Principal Amounts for the benefit of Principal Sharing Group A.

•	Transferor. Ninth, remaining Card series Principal Amounts will be paid to the transferor or transferors.

A tranche of notes for which assets in Asset Pool 1 have been sold as described in “—Sale of Assets” below will not be entitled to receive any further allocations of Card series Finance Charge Amounts, Card series Principal Amounts or any other assets of the issuer.

Allocations of Reductions of Nominal Liquidation Amounts from Reallocations

On any date when Card series Principal Amounts are deposited in the interest funding subaccount for any tranche of notes or paid to the applicable servicers as described in “—Application of Card Series Principal Amounts” above, the Nominal Liquidation Amount of subordinated notes will be reduced on that date as described below. For each tranche of notes, the Nominal Liquidation Amount will be reduced by an amount equal to the amounts that are allocated or reallocated to that tranche of notes, less the amounts that are reallocated from that tranche of notes to other tranches.

Class A Interest Funding Account Shortfalls.    For each month, if Card series Principal Amounts are applied to cover shortfalls in deposits to interest funding subaccounts for Class A Card series notes, the amount applied will be allocated as follows:

•	first, to the Class B notes, in an amount up to the Class A Available Subordinated Amount of Class B notes (after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above),

•	second, any remaining amounts to the Class C notes, in an amount up to the Class A Available Subordinated Amount of Class C notes (after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above), and

•	third, any remaining amounts to the Class D notes, in an amount up to the Class A Available Subordinated Amount of Class D notes (after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above).

Then, any amounts allocated to the Class B notes as described in the preceding sentence will be allocated as follows:

•	first, to the Class C notes, in an amount up to the Class B Available Subordinated Amount of Class C notes (after giving effect to the preceding applications), and

•	second, any remaining amounts to the Class D notes, in an amount up to the Class B Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Finally, any amounts allocated or reallocated to the Class C notes as described in the preceding two sentences will be reallocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Class B Interest Funding Account Shortfalls.    For each month, if Card series Principal Amounts are applied to cover shortfalls in deposits to interest funding subaccounts for Class B Card series notes, the amount applied will be allocated as follows:

•	first, to the Class C notes, in an amount up to the Class B Available Subordinated Amount of Class C notes (after giving effect to the preceding applications), and

•	second, any remaining amounts to the Class D notes, in an amount up to the Class B Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Then, any amounts allocated to the Class C notes as described in the preceding sentence will be reallocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Class C Interest Funding Account Shortfalls.    For each month, if Card series Principal Amounts are applied to cover shortfalls in deposits to interest funding subaccounts for Class C Card series notes, the amount applied will be allocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Class A Servicing Fee Shortfalls.    For each month, if Card series Principal Amounts are applied to cover shortfalls in servicing fees allocated to the Class A Card series notes, the amount applied will be allocated as follows:

•	first, to the Class B notes, in an amount up to the Class A Available Subordinated Amount of Class B notes (after giving effect to the preceding applications),

•	second, any remaining amounts to the Class C notes, in an amount up to the Class A Available Subordinated Amount of Class C notes (after giving effect to the preceding applications), and

•	third, any remaining amounts to the Class D notes, in an amount up to the Class A Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Then, any amounts allocated to the Class B notes as described in the preceding sentence will be allocated as follows:

•	first, to the Class C notes, in an amount up to the Class B Available Subordinated Amount of Class C notes (after giving effect to the preceding applications), and

•	second, any remaining amounts to the Class D notes, in an amount up to the Class B Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Finally, any amounts allocated or reallocated to the Class C notes as described in the preceding two sentences will be reallocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Class B Servicing Fee Shortfalls.    For each month, if Card series Principal Amounts are applied to cover shortfalls in servicing fees allocated to the Class B Card series notes, the amount applied will be allocated as follows:

•	first, to the Class C notes, in an amount up to the Class B Available Subordinated Amount of Class C notes (after giving effect to the preceding applications), and

•	second, any remaining amounts to the Class D notes, in an amount up to the Class B Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Then, any amounts allocated to the Class C notes as described in the preceding sentence will be reallocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Class C Servicing Fee Shortfalls.    For each month, if Card series Principal Amounts are applied to cover shortfalls in servicing fees allocated to the Class C Card series notes, the amount applied will be allocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

For each of the applications described above, the amount allocated to any tranche of notes will be equal to the amount allocated to the related class of notes times (x) the Nominal Liquidation Amount of such tranche of notes divided by (y) the Nominal Liquidation Amount of all tranches of notes in the related class in the Card series after giving effect to the related preceding applications. If this allocation would reduce the Nominal Liquidation Amount of a tranche of notes below zero, the amount that would cause the Nominal Liquidation Amount to be reduced below zero will be allocated instead to the other tranches of outstanding notes in the related class in the same manner.

Limit on Allocations of Card Series Principal Amounts and Card Series Finance Charge Amounts

Each tranche of notes will be allocated Card series Principal Amounts and Card series Finance Charge Amounts solely to the extent of its Nominal Liquidation Amount. Therefore, if the Nominal Liquidation Amount of any tranche of notes has been reduced due to reallocations of Card series Principal Amounts to cover payments of interest or the servicing fees or due to charge-offs from uncovered Card series Defaulted Amounts, such tranche of notes will not be allocated Card series Principal Amounts or Card series Finance Charge Amounts to the extent of such reductions. However, any funds in the applicable principal funding subaccount, any funds in the applicable interest funding subaccount, any amounts payable from any applicable derivative agreement, any funds in the applicable accumulation reserve subaccount, in the case of Class C notes, any funds in the applicable Class C reserve subaccount, and in the case of Class D notes, any funds in the applicable Class D reserve subaccount, will still be available to pay principal of and interest on that tranche of notes. If the Nominal Liquidation Amount of a tranche of notes has been reduced due to reallocation of Card series Principal Amounts to pay interest on senior classes of notes or the servicing fees, or due to charge-offs from uncovered Card series Defaulted Amounts, it is possible for that tranche’s Nominal Liquidation Amount to be increased by subsequent allocations of Card series Finance Charge Amounts. However, there are no assurances that there will be any Card series Finance Charge Amounts for such allocations that would increase such Nominal Liquidation Amounts.

Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account

The amount targeted to be deposited into the principal funding subaccount for a tranche of notes in any month will be the highest of the following amounts. However, no amount that is greater than the Nominal Liquidation Amount for that tranche will be deposited into the principal funding subaccount for any tranche of notes.

•	Principal Payment Date. For the month before any principal payment date of a tranche of notes, the deposit targeted for that tranche of notes is equal to the Nominal Liquidation Amount of that tranche of notes as of the close of business on the last day of that month, determined after giving effect to any charge-offs from uncovered Card series Defaulted Amounts and any reallocations, payments or deposits of Card series Principal Amounts occurring on the following Distribution Date.

•	Budgeted Deposits. For each month beginning with the twelfth month before the expected principal payment date of a tranche of notes, the deposit targeted to be made into the principal funding subaccount for a tranche of notes will be an amount equal to one-twelfth of the expected outstanding dollar principal amount of that tranche of notes as of its expected principal payment date, unless otherwise indicated in the related prospectus supplement.

The issuer may postpone the date of the targeted deposits under the previous paragraph. If the issuer determines, using conservative historical information about payment rates of principal receivables held in the master trust or in any other master trust or securitization special purpose entity that has transferred a collateral certificate to Asset Pool 1 and after taking into account all of the other expected payments of principal of the applicable investor certificates and notes secured by such receivables to be made in the next 12 months, that less than 12 months would be required to accumulate Card series Principal Amounts necessary to pay a tranche of notes on its expected principal payment date, then the start of the targeted deposits may be postponed each month by one month, with proportionately larger targeted deposits for each month of postponement. However, the time necessary to accumulate Card series Principal Amounts may not be less than one month.

•	Prefunding of the Principal Funding Account of Senior Classes. If any payment of principal or deposit into a principal funding subaccount with respect to any tranche of Class D notes will occur at a time when the payment or deposit of all or part of that tranche of Class D notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes, Class B notes or Class C notes, the targeted deposit amount for the Class A notes, Class B notes and Class C notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes, Class B notes and Class C notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to that tranche of Class D notes.

If any payment of principal or deposit into a principal funding subaccount with respect to any Class C notes would occur at a time when the payment or deposit of all or part of that tranche of Class C notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes or Class B notes, the targeted deposit amount for the Class A notes and Class B notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes and Class B notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to that tranche of Class C notes.

If any payment of principal or deposit into a principal funding subaccount with respect to any Class B notes would occur at a time when the payment or deposit of all or part of that tranche of Class B notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes, the targeted deposit amount for the Class A notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to that tranche of Class B notes.

Prefunding of the principal funding subaccount for the senior tranches of the Card series will continue until:

—enough senior notes are repaid so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes;

—new subordinated notes are issued or other forms of credit enhancement exist so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes; or

—the principal funding subaccounts for the senior notes are prefunded so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes.

For purposes of calculating the prefunding requirements, the required subordinated amount of a tranche of a senior class of notes of the Card series will be calculated as described in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement based on its Adjusted Outstanding Dollar Principal Amount on such date. However, if any early redemption event has occurred with respect to the subordinated notes, the required subordinated amount will be calculated based on the Adjusted Outstanding Dollar Principal Amount of such tranche as of the close of business on the day immediately preceding the occurrence of such early redemption event.

When the prefunded amounts are no longer necessary, they will be withdrawn from the principal funding account and applied in accordance with the description in “—Withdrawals from Principal Funding Subaccounts—Withdrawals of Prefunded Amounts” below. The Nominal Liquidation Amount of the prefunded tranches will be increased by the amount removed from the principal funding account. If any tranche of senior notes becomes payable as a result of an early redemption event, event of default or other optional or mandatory redemption, or upon reaching its expected principal payment date, any prefunded amounts on deposit in its principal funding subaccount will be paid to noteholders of that tranche and deposits to pay the notes will continue as necessary to pay that tranche.

•	Event of Default, Early Redemption Event or Other Optional or Mandatory Redemption. If any tranche of notes has been accelerated after the occurrence of an event of default during that month, or an early redemption event or other optional or mandatory redemption has occurred with respect to any tranche of notes, the deposit targeted for that tranche of notes with respect to that month and each following month will equal the Nominal Liquidation Amount of that tranche of notes as of the close of business on the last day of the preceding month, determined after giving effect to reallocations, payments or deposits occurring on the Distribution Date with respect to such month.

•	Amounts Owed to Derivative Counterparties. If a tranche of U.S. dollar notes or foreign currency notes that has a Performing or non-Performing derivative agreement for principal that provides for a payment to the applicable derivative counterparty, the deposit targeted for that tranche of notes on each Distribution Date with respect to any payment to the derivative counterparty will be specified in the related terms document.

Allocation to Principal Funding Subaccounts

Card series Principal Amounts, after any reallocation to cover Card series Finance Charge Amounts shortfalls, if any, as described above, will be allocated each month, and a portion deposited in the principal funding subaccount established for each tranche of notes, as follows:

•

Card Series Principal Amounts Equal Targeted Amounts.    If Card series Principal Amounts remaining after giving effect to the first six clauses described in “—Application of Card Series Principal Amounts”

above are equal to the sum of the deposits targeted in the principal funding subaccount for each tranche of notes, then the applicable targeted amount will be deposited in the principal funding subaccount established for each tranche.

•	Card Series Principal Amounts Are Less Than Targeted Amounts. If Card series Principal Amounts remaining after giving effect to the first six clauses described in “—Application of Card Series Principal Amounts” above are less than the sum of the deposits targeted in the principal funding subaccount for each tranche of notes, then Card series Principal Amounts will be deposited in the principal funding subaccounts for each tranche in the following priority:

—	first, the amount available will be allocated to the Class A notes,

—	second, the amount available after the application above will be allocated to the Class B notes,

—	third, the amount available after the applications above will be allocated to the Class C notes, and

—	fourth, the amount available after the applications above will be allocated to the Class D notes.

In each case, Card series Principal Amounts allocated to a class will be allocated to each tranche of notes within such class pro rata based on the ratio of:

—	the amount targeted to be deposited into the principal funding subaccount for the applicable tranche of such class, to

—	the aggregate amount targeted to be deposited into the principal funding subaccount for all tranches of such class.

If the restrictions described in “—Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayments of all Tranches” below prevent the deposit of Card series Principal Amounts into the principal funding subaccount of any subordinated note, the aggregate amount of Card series Principal Amounts available to make the targeted deposit for such subordinated tranche will be allocated first to each tranche of Class A notes, then to each tranche of Class B notes, and then, if applicable, to the Class C notes, in each case pro rata based on the dollar amount of subordinated notes required to be outstanding for the related senior notes. See “—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account.”

Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayments of all Tranches

Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes

No Card series Principal Amounts will be deposited in the principal funding subaccount of any tranche of Class B Card series notes, unless, after giving effect to such deposit and any reductions and reallocations on such date, including any resulting changes to the Nominal Liquidation Amount, the Nominal Liquidation Amount of all Class B notes in the Card series (other than the Class B notes for which such deposit is targeted) is at least equal to the Class A Available Subordinated Amount of Class B notes for all Class A Card series notes.

No Card series Principal Amounts will be deposited in the principal funding subaccount of any tranche of Class C Card series notes, unless, after giving effect to such deposit and any reductions and reallocations on such date, including any resulting changes to the Nominal Liquidation Amount, the following conditions are satisfied:

•	the Nominal Liquidation Amount of all Class C Card series notes (other than the Class C notes for which such deposit is targeted) must be at least equal to the Class A Available Subordinated Amount of Class C notes for all Class A Card series notes; and

•	the Nominal Liquidation Amount of all Class C Card series notes (other than the Class C notes for which such deposit is targeted) must be at least equal to the Class B Available Subordinated Amount of Class C notes for all Class B Card series notes.

No Card series Principal Amounts will be deposited in the principal funding subaccount of any tranche of Class D notes of the Card series, unless, after giving effect to such deposit and any reductions and reallocations on such date, including any resulting changes to the Nominal Liquidation Amount, the following conditions are satisfied:

•	the Nominal Liquidation Amount of all Class D Card series notes (other than the Class D notes for which such deposit is targeted) must be at least equal to the Class A Available Subordinated Amount of Class D notes for all Class A Card series notes;

•	the Nominal Liquidation Amount of all Class D Card series notes (other than the Class D notes for which such deposit is targeted) must be at least equal to the Class B Available Subordinated Amount of Class D notes for all Class B Card series notes; and

•	the Nominal Liquidation Amount of all Class D Card series notes (other than the Class D notes for which such deposit is targeted) must be at least equal to the Class C Available Subordinated Amount of Class D notes for all Class C Card series notes.

Card series Principal Amounts will be deposited in the principal funding subaccount of a subordinated note if and only to the extent that such deposit is not contrary to any of the preceding paragraphs and the prefunding target amount for each senior note is zero.

Limit on Repayments of all Tranches

No amounts on deposit in a principal funding subaccount for any tranche of Class A notes or Class B notes will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche (or, in the case of foreign currency notes, such other amount that may be specified in the related terms document). In the case of any tranche of Class C notes, no amounts on deposit in a principal funding subaccount or, if applicable, a Class C reserve subaccount for any such tranche will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche (or, in the case of foreign currency notes, such other amount that may be specified in the related terms document). In the case of any tranche of Class D notes, no amounts on deposit in a principal funding subaccount or, if applicable, a Class D reserve subaccount for any such tranche will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche (or, in the case of foreign currency notes, such other amount that may be specified in the related terms document).

Payments Received from Derivative Counterparties for Principal

Unless otherwise specified in the related terms document, dollar payments for principal received under derivative agreements of U.S. dollar notes in the Card series will be treated as Card series Principal Amounts. Payments received under derivative agreements for principal of foreign currency notes in the Card series will be applied as specified in the related terms document.

Payments Received from Supplemental Credit Enhancement Providers or Supplemental Liquidity Providers for Principal

Unless otherwise specified in the related terms document, payments for principal received from supplemental credit enhancement providers or supplemental liquidity providers for Card series notes will be treated as Card series Principal Amounts.

Deposits of Withdrawals from the Class C Reserve Account to the Principal Funding Account

Withdrawals from any Class C reserve subaccount will be deposited into the applicable principal funding subaccount to the extent required pursuant to the Card series indenture supplement.

Withdrawals from Interest Funding Subaccounts

After giving effect to all deposits of funds to the interest funding account in a month, the following withdrawals from the applicable interest funding subaccount may be made, to the extent funds are available, in the applicable interest funding subaccount. A tranche of notes may be entitled to more than one of the following withdrawals in a particular month:

•	Withdrawals for U.S. Dollar Notes. On each applicable interest payment date for each tranche of U.S. dollar notes, an amount equal to interest due on the applicable tranche of notes on the applicable interest payment date, including any overdue interest payments and additional interest on overdue interest payments, will be withdrawn from that interest funding subaccount and paid to the applicable paying agent.

•	Withdrawals for Foreign Currency Notes with a Non-Performing Derivative Agreement for Interest.

On each applicable interest payment date with respect to a tranche of foreign currency notes that has a non-Performing derivative agreement for interest, the amount specified in the related terms document will be withdrawn from that interest funding subaccount and, if so specified in the applicable indenture supplement, converted to the applicable foreign currency at the applicable spot exchange rate and remitted to the applicable paying agent.

•	Withdrawals for Discount Notes. On each applicable principal payment date, with respect to each tranche of discount notes, an amount equal to the amount of the accretion of principal of that tranche of notes from the prior principal payment date—or, in the case of the first principal payment date, the date of issuance of that tranche—to but excluding the applicable principal payment date will be withdrawn from that interest funding subaccount and invested in the Invested Amount of Asset Pool 1.

•	Withdrawals for Payments to Derivative Counterparties. On each date on which a payment is required to be made to the derivative counterparty under the applicable derivative agreement, with respect to any tranche of notes that has a Performing or non-Performing derivative agreement for interest, an amount equal to the amount of the payment to be made to the derivative counterparty under the applicable derivative agreement (including, if applicable, any overdue payment and any additional interest on overdue payments) will be withdrawn from that interest funding subaccount and paid to the derivative counterparty or as otherwise provided in the related terms document.

If the aggregate amount available for withdrawal from an interest funding subaccount is less than all withdrawals required to be made from that subaccount in a month after giving effect to all deposits, then the amounts on deposit in that interest funding subaccount will be withdrawn and, if payable to more than one person, applied pro rata based on the amounts of the withdrawals required to be made. After payment in full of any tranche of notes, any amount remaining on deposit in the applicable interest funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes in the manner described in “—Allocation to Interest Funding Subaccounts” above, second applied to cover any principal funding subaccount shortfalls in the manner described in “—Allocation to Principal Funding Subaccounts” above, and third paid to the transferor.

Withdrawals from Principal Funding Subaccounts

After giving effect to all deposits of funds to the principal funding account in a month, the following withdrawals from the applicable principal funding subaccount will be made to the extent funds are available in the applicable principal funding subaccount. A tranche of notes may be entitled to more than one of the following withdrawals in a particular month:

•	Withdrawals for U.S. Dollar Notes with no Derivative Agreement for Principal. On each applicable principal payment date, with respect to each tranche of U.S. dollar notes that has no derivative agreement for principal, an amount equal to the principal due on the applicable tranche of notes on the applicable principal payment date will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent.

•	Withdrawals for U.S. Dollar or Foreign Currency Notes with a Performing Derivative Agreement for Principal. On each date on which a payment is required under the applicable derivative agreement with respect to any tranche of U.S. dollar or foreign currency notes that has a Performing derivative agreement for principal, an amount equal to the amount of the payment to be made under the applicable derivative agreement will be withdrawn from the applicable principal funding subaccount and paid to the applicable derivative counterparty. The issuer will direct the applicable derivative counterparty to remit its payments under the applicable derivative agreement to the applicable paying agent.

•	Withdrawals for Foreign Currency Notes with a non-Performing Derivative Agreement for Principal. On each principal payment date with respect to a tranche of foreign currency notes that has a non-Performing derivative agreement for principal, an amount equal to the amount specified in the related terms document will be withdrawn from that principal funding subaccount and, if so specified in the related terms document, converted to the applicable foreign currency at the prevailing spot exchange rate and paid to the applicable paying agent.

•	Withdrawals for U.S. Dollar Notes with a non-Performing Derivative Agreement for Principal. On each principal payment date with respect to a tranche of U.S. dollar notes with a non-Performing derivative agreement for principal, the amount specified in the related terms document will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent.

•	Withdrawals of Prefunded Amounts. If prefunding of the principal funding subaccounts for senior classes of notes is no longer necessary as a result of payment of senior notes or issuance of additional subordinated notes, as described under “—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account—Prefunding of the Principal Funding Account of Senior Classes” above, the prefunded amounts will be withdrawn from the principal funding account and first, allocated among and deposited to the principal funding subaccounts of the Class A notes up to the amount then targeted to be on deposit in such principal funding subaccount; second, allocated among and deposited to the principal funding subaccounts of the Class B notes up to the amount then targeted to be on deposit in such principal funding subaccount; third, allocated among and deposited to the principal funding subaccount of the Class C notes up to the amount then targeted to be on deposit in such principal funding subaccount; fourth, allocated among and deposited to the principal funding subaccount of the Class D notes up to the amount then targeted to be on deposit in such principal funding subaccount; and fifth, any remaining amounts paid to the transferor.

•	Withdrawals on the Legal Maturity Date. On the legal maturity date of any tranche of notes, amounts on deposit in the principal funding subaccount of such tranche will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche.

Upon payment in full of any tranche of notes, any remaining amount on deposit in the applicable principal funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes, second applied to cover any principal funding subaccount shortfalls for other tranches of notes and third paid to the transferor. If the aggregate amount available for withdrawal from a principal funding subaccount for any tranche of notes is less than all withdrawals required to be made from that principal funding subaccount for that tranche in a month, then the amounts on deposit will be withdrawn and applied pro rata based on the amounts of the withdrawals required to be made.

Sale of Assets

Assets directly or indirectly in Asset Pool 1 may be sold (i) if required under the pooling agreement following the bankruptcy or insolvency of Capital One Funding, (ii) following an event of default and acceleration with respect to a tranche of notes and (iii) on the legal maturity date of a tranche of notes. See “The Indenture—Events of Default” and “The Master Trust—Pay Out Events” in the accompanying prospectus.

If a tranche of notes has an event of default and is accelerated before its legal maturity date, the master trust or other securitization special purpose entity may sell receivables underlying the COMT collateral certificate or any other collateral certificate in Asset Pool 1, as applicable, in an amount up to the Nominal Liquidation Amount of the affected tranche, plus any accrued, past due or additional interest on the affected tranche, if the conditions described in “The Indenture—Events of Default” and “—Events of Default Remedies” in the accompanying prospectus are satisfied. This sale will take place at the option of the indenture trustee or at the direction of the holders of a majority of aggregate outstanding dollar principal amount of notes of that tranche. However, a sale will only be permitted if at least one of the following conditions is met:

•	the holders of 90% of the aggregate outstanding dollar principal amount of the accelerated tranche of notes consent;

•	the net proceeds of such sale, plus amounts on deposit in the applicable subaccounts and payments to be received from any applicable derivative agreement, any supplemental credit enhancement provider or any supplemental liquidity provider, would be sufficient to pay all amounts due on the accelerated tranche of notes; or

•	if the indenture trustee determines that the funds to be allocated to the accelerated tranche of notes, including (i) Card series Finance Charge Amounts and Card series Principal Amounts allocable to the accelerated tranche of notes, (ii) payments to be received from any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement and (iii) amounts on deposit in the applicable subaccounts may not be sufficient on an ongoing basis to make all payments on the accelerated tranche of notes as such payments would have become due if such obligations had not been declared due and payable, and 66 2/3% of the noteholders of the accelerated tranche of notes consent to the sale.

Any sale of assets for a subordinated tranche of notes will be delayed for that tranche, but not beyond its legal maturity date, if the subordination provisions prevent payment of the accelerated tranche. Such sale will be delayed until a sufficient amount of senior classes of notes are prefunded, or a sufficient amount of senior notes have been repaid, or a sufficient amount of subordinated tranches have been issued, to the extent that the subordinated tranche of notes to be accelerated is no longer needed to provide the required subordination for the senior classes. If a senior tranche of notes directs a sale of assets, then after the sale, that tranche will no longer be entitled to subordination from subordinated classes of notes.

If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, after giving effect to any allocations, deposits and distributions to be made on such date, the sale of assets will automatically take place on that date regardless of the subordination requirements of any senior classes of notes. Proceeds from such a sale will be immediately paid to the noteholders of the related tranche of notes.

The principal amount of assets designated for sale will not exceed (and may be less than) the Nominal Liquidation Amount of, plus any accrued, past due and additional interest on, the tranches of notes that directed the sale to be made. The Nominal Liquidation Amount of any tranche of notes that directed the sale to be made will be automatically reduced to zero upon such sale even if the proceeds of that sale are not enough to pay all remaining amounts due on the notes. After such sale, Card series Principal Amounts or Card series Finance Charge Amounts will no longer be allocated to that tranche. Noteholders of that tranche will receive the proceeds of the sale, but no more than the outstanding principal amount of their notes, plus any past due, accrued and additional interest on such tranche of notes. Tranches of notes that have directed sales of assets are not outstanding under the indenture or any supplement thereto.

After giving effect to a sale of assets for a tranche of notes, the amount of proceeds on deposit in a principal funding account or subaccount may be less than the outstanding dollar principal amount of that tranche. This deficiency can arise because of a Nominal Liquidation Amount Deficit or if the sale price for the assets was less than the outstanding dollar principal amount of that tranche. These types of deficiencies will not be reimbursed unless, in the case of Class C notes only, there are sufficient amounts in the related Class C reserve subaccount and in the case of Class D notes only, there are sufficient amounts in the related Class D reserve account.

Any amount remaining on deposit in the interest funding subaccount for a tranche of notes that has received final payment as described in “—Final Payment of the Notes” and that has caused a sale of assets will be treated as Card series Finance Charge Amounts and will be allocated as described in “—Application of Card Series Finance Charge Amounts.”

Targeted Deposits to the Class C Reserve Account

The Class C reserve subaccount will be funded on each month, as necessary, from Card series Finance Charge Amounts as described under “—Application of Card Series Finance Charge Amounts.” The aggregate deposit targeted to be made to the Class C reserve account in each month will be the sum of the Class C reserve subaccount deposits targeted to be made for each tranche of Class C notes as required under the Card series indenture supplement.

Withdrawals from the Class C Reserve Account

Withdrawals will be made from the Class C reserve account in the amount and manner required under the Card series indenture supplement.

Targeted Deposits to the Accumulation Reserve Account

If more than one budgeted principal deposit is targeted for a tranche, the accumulation reserve subaccount will be funded for such tranche on the Distribution Date prior to the Distribution Date on which a budgeted deposit is first targeted for such tranche as described in “—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account” above. The accumulation reserve subaccount for a tranche of notes will be funded from Card series Finance Charge Amounts as described in “—Application of Card Series Finance Charge Amounts” above. The aggregate deposit targeted to be made to the accumulation reserve account in each month will be the sum of the accumulation reserve subaccount deposits targeted to be made for each tranche of notes.

If the aggregate amount of Card series Finance Charge Amounts available for deposit to the accumulation reserve account is less than the sum of the targeted deposits for each tranche of notes, then the amount available will be allocated to each tranche of notes up to the targeted deposit pro rata based on the ratio of the Floating Allocation Amount for that tranche of notes to the Floating Allocation Amount for all tranches of notes in the Card series that have a targeted deposit to their accumulation reserve subaccounts for that month. After the initial allocation, any excess will be further allocated in a similar manner to those accumulation reserve subaccounts which still have an uncovered targeted deposit.

Withdrawals from the Accumulation Reserve Account

Withdrawals will be made from the accumulation reserve subaccounts, but in no event more than the amount on deposit in the applicable accumulation reserve subaccount, in the following order:

•	Interest. On or prior to each Distribution Date, the issuer will calculate for each tranche of notes the amount of any shortfall of net investment earnings for amounts on deposit in the principal funding subaccount for that tranche (other than prefunded amounts) over the amount of interest that would have accrued on such deposit if that tranche had borne interest at the applicable note interest rate (or other rate specified in the Card series indenture supplement) for the prior month. If there is any such shortfall for that Distribution Date, or any unpaid shortfall from any earlier Distribution Date, the issuer will withdraw the sum of those amounts from the applicable accumulation reserve subaccount, to the extent available, for treatment as Card series Finance Charge Amounts for such month.

•	Excess Amounts. If on any Distribution Date, the aggregate amount on deposit in the accumulation reserve account exceeds the amount required to be on deposit, the amount of such excess will be withdrawn from the accumulation reserve account and applied in the manner described in the ninth through thirteenth clauses of “—Application of Card Series Finance Charge Amounts” above.

Targeted Deposits to the Class D Reserve Account

The aggregate deposit targeted to be made to the Class D reserve account on each Distribution Date is an amount equal to the sum of Class D reserve subaccount deposits, if any, targeted to be made for each specified tranche of Class D notes. The amount of any such deposit and the circumstances that require that a deposit be made will be set forth in the related terms document. Unless another time is specified for making such deposits in the related terms document, these deposits will be made on each Distribution Date.

Withdrawals from the Class D Reserve Account

Withdrawals will be made from the Class D reserve subaccounts in the amount and manner required under the Card series indenture supplement.

Final Payment of the Notes

Noteholders are entitled to payment of principal in an amount equal to the outstanding dollar principal amount of their respective notes. However, Card series Principal Amounts will be allocated to pay principal on the notes only up to their Nominal Liquidation Amount, which will be reduced for charge-offs due to uncovered Card series Defaulted Amounts and reallocations of Card series Principal Amounts to pay interest on senior classes of notes or servicing fees. In addition, if a sale of assets in Asset Pool 1 occurs, as described in “—Sale of Assets,” the amount of assets sold will not exceed (and may be less than) the Nominal Liquidation Amount of, plus any accrued, past due or additional interest on, the related tranche of notes. If the Nominal Liquidation Amount of a tranche has been reduced, noteholders of such tranche will receive full payment of principal only to the extent proceeds from the sale of assets, amounts received from an applicable derivative agreement and amounts which have been previously deposited in an issuer trust account for such tranche of notes are sufficient to pay the full principal amount.

On the date of a sale of assets, the proceeds of such sale will be available to pay the outstanding dollar principal amount of, plus any accrued, past due and additional interest on, that tranche.

A tranche of notes will be considered to be paid in full, the holders of those notes will have no further right or claim, and the issuer will have no further obligation or liability for principal or interest, on the earliest to occur of:

•	the date of the payment in full of the stated principal amount of and all accrued interest on that tranche of notes;

•	the legal maturity date of that tranche of notes, after giving effect to all deposits, allocations, reallocations, sales of assets and payments to be made on that date; or

•	the date on which a sale of assets has taken place with respect to such tranche, as described in “—Sale of Assets.”

Pro Rata Payments Within a Tranche

All notes of a tranche will receive payments of principal and interest pro rata based on the stated principal amount of each note in that tranche.

Shared Excess Finance Charge Amounts

For any month, Card series Finance Charge Amounts remaining after making the application described in the first eleven clauses of “—Application of Card Series Finance Charge Amounts” above will be available for allocation to other series of notes in Excess Finance Charge Sharing Group A. Such amounts, including excesses, if any, from other series of notes in Excess Finance Charge Sharing Group A and other series of investor certificates issued by the master trust, called shared excess Finance Charge Amounts, will be allocated to cover certain shortfalls in Finance Charge Amounts for the series of notes in Excess Finance Charge Sharing Group A, if any, which have not been covered out of Finance Charge Amounts allocable to such series. If these shortfalls exceed shared excess Finance Charge Amounts for any month, shared excess Finance Charge Amounts will be allocated pro rata among the applicable series of notes in Excess Finance Charge Sharing Group A based on the relative amounts of those shortfalls. To the extent that shared excess Finance Charge Amounts exceed those shortfalls, the balance will be treated as shared excess Finance Charge Amounts to be applied as follows:

•	first, by other series of notes in Asset Pool 1 not included in Excess Finance Charge Sharing Group A,

•	second, by other series of investor certificates issued by the master trust or any other master trust or securitization special purpose entity that has transferred a collateral certificate to Asset Pool 1, to the extent needed,

•	third, by other series of notes issued by the issuance trust not included in Asset Pool 1, and

•	finally, if not needed by any other series of notes, paid to the issuer.

For the Card series notes, shared excess Finance Charge Amounts, to the extent available and allocated to the Card series, will cover shortfalls in the first seven applications described in “—Application of Card Series Finance Charge Amounts” above.

However, the sharing of excess Finance Charge Amounts will continue only until such time, if any, as the issuer shall deliver to the indenture trustee a certificate to the effect that the continued sharing of excess Finance Charge Amounts would have adverse regulatory implications for the bank or an affiliate. Following the delivery by the issuer of any such certificate to the indenture trustee, there will not be any further sharing of excess Finance Charge Amounts. While any series of notes issued by the issuance trust may be included in an excess finance charge sharing group, there can be no assurance that:

—any other series will be included in such group,

—there will be any excess Finance Charge Amounts for such group for any month, or

—the issuer will not at any time deliver the certificate discontinuing sharing described above.

While the issuer does not believe that, based on the applicable rules and regulations as currently in effect, the sharing of excess finance charge amounts will have an adverse regulatory implication for the bank or an affiliate, there can be no assurance that this will continue to be true in the future.

Shared Excess Principal Amounts

For any month, Card series Principal Amounts that are not needed to make targeted deposits to the principal funding account as described in “—Application of Card Series Principal Amounts” above will be available for allocation to other series of notes in Principal Sharing Group A. Such amounts, including excesses, if any, from other series of notes in Principal Sharing Group A, called shared excess principal amounts, will be allocated to cover shortfalls in Principal Amounts for other series of notes in Principal Sharing Group A, if any, which have not been covered out of Principal Amounts allocable to such series. If these shortfalls exceed shared excess principal amounts for any month, shared excess principal amounts will be allocated pro rata among the applicable series of notes in Principal Sharing Group A based on the relative amounts of those shortfalls. To the extent that shared excess principal amounts exceed those shortfalls, the balance will be treated as shared excess principal amounts for application by other series of investor certificates issued by the master trust, to the extent needed, and, then, paid to the transferor. For the Card series notes, shared excess principal amounts, to the extent available and allocated to the Card series notes, will cover shortfalls in the first seven applications described in “—Application of Card Series Principal Amounts” above.

Only series secured by the assets in Asset Pool 1 may be included in Principal Sharing Group A. Shared excess principal amounts will first be shared within Principal Sharing Group A. Afterward, any remaining shared excess principal amounts will be shared with other series not included in Principal Sharing Group A but still in Asset Pool 1. Shared excess principal amounts will not be available for application by other series not included in Asset Pool 1.

Servicer Compensation

The servicer is entitled to receive a monthly servicing fee as compensation for its servicing activities and as reimbursement for any expenses incurred by it as servicer. For each month, the servicing fee allocable to the Card series notes will equal the sum of the servicing fees for each collateral certificate included in Asset Pool 1, including the servicing fee allocated to the COMT collateral certificate described in “The Master Trust—Servicing Compensation and Payment of Expenses” in the accompanying prospectus. The portion of the servicing fee allocated to the Card series noteholders will be paid from Card series Finance Charge Amounts as described in “—Application of Card Series Finance Charge Amounts” in this prospectus supplement.

The Capital One Credit Card Portfolio

The Capital One credit card portfolio (referred to in this prospectus supplement and the accompanying prospectus as the “Bank Portfolio”) is primarily comprised of VISA and MasterCard accounts originated by Capital One Bank, Capital One Bank’s predecessor and Capital One, F.S.B. Although such accounts were not originated using identical underwriting criteria, the receivables arising under such accounts are assessed finance charges having the following annual percentage rate characteristics.

Fixed Rate or Variable Rate

An annual percentage rate is either a fixed rate or a variable rate that adjusts periodically according to an index. Some accounts have a low fixed rate.

Introductory Period or Non-introductory Period

An account may have an introductory period during which a relatively low annual percentage rate is charged. In such instances, the annual percentage rate is converted to a higher annual percentage rate at the end of the introductory period. Both introductory and non-introductory rate products include customized products targeted at a range of credit risk profiles, such as low fixed-rate cards and secured cards, as well as special interests, such as affinity and joint account cards, co-brand cards, student cards and other cards targeted to certain other market segments. Historically, non-introductory rate cards tend to have lower credit lines, balances that build over time, less attrition, higher interest margins, higher fees and, in some cases, higher delinquencies and credit losses than the bank’s low introductory rate products.

The Master Trust Portfolio

General

The receivables conveyed to the master trust arise in accounts selected from the Bank Portfolio based on the eligibility criteria specified in the pooling agreement as applied on the Master Trust Cut-Off Date and subsequent additional cut-off dates. See “The Master Trust—Master Trust Assets,” “—Conveyance of Receivables” and “—Representations and Warranties” in the accompanying prospectus.

The number of low fixed-rate products and non-introductory rate products in the Master Trust Portfolio has been increasing, and as the number of these accounts increases and as such accounts season, the characteristics of these accounts as described above in “The Capital One Credit Card Portfolio” will have a more significant effect on the Master Trust Portfolio. Receivables added to the master trust have included and will include such low fixed-rate and non-introductory rate credit card receivables, which on the issuance date constitute, and at any given time thereafter may constitute, a material portion of the Master Trust Portfolio. See “Risk Factors,” “The Bank’s Credit Card and Consumer Lending Business—Underwriting Procedures” and “Certain Legal Aspects of the Receivables—Certain Matters Relating to the Transfer of the Receivables and the COMT Collateral Certificate” in the accompanying prospectus.

Delinquency and Loss Experience

Because new accounts usually initially exhibit lower delinquency rates and credit losses, the growth of the Master Trust Portfolio from approximately $11.340 billion at year end 1998, to approximately $29.216 billion as of June 30, 2003, has had the effect of significantly lowering the charge-off and delinquency rates for the entire portfolio from what they otherwise would have been. However, as the proportion of new accounts to seasoned accounts becomes smaller, this effect should be lessened. As seasoning occurs or if new account origination slows, the bank expects that the charge-off rates and delinquencies will increase over time. The delinquency and net loss rates at any time reflect, among other factors, the quality of the credit card loans, the average seasoning of the accounts, the success of the bank’s collection efforts, the product mix of the Master Trust Portfolio and general economic conditions.

The following tables set forth the delinquency and loss experience for the Master Trust Portfolio for each of the periods shown. The Master Trust Portfolio includes groups of accounts, each created in connection with a particular solicitation, which may, when taken individually, have delinquency and loss characteristics different from those of the overall Master Trust Portfolio. There can be no assurance that the delinquency and loss experience for the receivables in the future will be similar to the historical experience set forth below for the Master Trust Portfolio.

Delinquencies as a Percentage of the Master Trust Portfolio(1)(2)

(Dollars in Thousands)

			At Year End
	At June 30, 2003		2002		2001
Number of Days Delinquent	Delinquent Amount	Percentage	Delinquent Amount	Percentage	Delinquent Amount	Percentage
30 - 59 days	474,365	1.62%	$502,655	1.72%	$431,027	1.76%
60 - 89 days	324,232	1.11	346,070	1.18	274,484	1.12
90 + days	667,054	2.28	789,424	2.70	577,927	2.35

TOTAL	$1,465,651	5.01%	$1,638,149	5.60%	$1,283,438	5.23%

	At Year End
	2000		1999		1998
Number of Days Delinquent	Delinquent Amount	Percentage	Delinquent Amount	Percentage	Delinquent Amount	Percentage
30 - 59 days	$221,888	1.45%	$204,104	1.71%	$200,163	1.77%
60 - 89 days	140,239	0.92	135,125	1.13	123,563	1.09
90 + days	258,879	1.69	259,727	2.18	244,860	2.15

TOTAL	$621,006	4.06%	$598,956	5.02%	$568,586	5.01%

(1)	The percentages are the result of dividing the delinquent amount by end of period receivables outstanding for the applicable period. The delinquent amount is the dollar amount of month end delinquencies in each category for the period. The end of period receivables outstanding at year end 2002, 2001, 2000, 1999 and 1998 were $29,262,004,989, $24,554,225,624, $15,296,703,384, $11,938,165,168 and $11,340,121,267, respectively. The end of period receivables outstanding as of June 30, 2003 were $29,215,514,432.
(2)	Figures and percentages in this table are reported on a processing month basis.

Loss Experience for the Master Trust Portfolio

(Dollars in Thousands)

	Six Months Ended	Year Ended
	June 30, 2003	2002	2001	2000	1999	1998
Average Receivables Outstanding	$28,537,072	$26,099,872	$19,437,124	$12,853,302	$10,972,590	$10,591,596
Gross Losses	$999,888	$1,545,743	$1,014,811	$579,916	$602,282	$832,849
Gross Losses as a Percentage of Average Receivables Outstanding(1)	7.01%	5.92%	5.22%	4.51%	5.49%	7.86%
Recoveries	$266,835	$410,792	$267,708	$205,038	$180,336	$136,336
Net Losses	$733,053	$1,134,951	$747,103	$374,878	$421,946	$696,513
Net Losses as a Percentage of Average Receivables Outstanding(1)	5.14%	4.35%	3.84%	2.92%	3.85%	6.58%

(1)	The percentages reflected for the six months ended June 30, 2003 are annualized figures. Annualized figures are not necessarily indicative of actual results for the entire year.

Revenue Experience

The following table sets forth the revenues from finance charges and fees billed and interchange received with respect to the Master Trust Portfolio for the periods shown.

Revenue Experience for the Master Trust Portfolio

(Dollars in Thousands)

	Six Months Ended	Year Ended
	June 30, 2003	2002	2001	2000	1999	1998
Average Receivables Outstanding	$28,537,072	$26,099,872	$19,437,124	$12,853,302	$10,972,590	$10,591,596
Finance Charges and Fees(1)	$2,336,667	$4,624,213	$4,039,937	$2,395,242	$2,145,060	$2,006,714
Yield from Finance Charges and Fees(2)	16.38%	17.72%	20.78%	18.64%	19.55%	18.95%
Interchange	$335,965	$595,698	$395,978	$298,005	$194,649	$101,128
Yield from Interchange(2)	2.35%	2.28%	2.04%	2.32%	1.77%	0.95%

(1)	Finance Charges and Fees do not include interest on subsequent collections on accounts previously charged off. Finance Charges and Fees include monthly periodic rate finance charges, the portion of the annual membership fees amortized on a monthly basis, cash advance fees, late charges, overlimit fees and other miscellaneous fees.
(2)	The percentages reflected for the six months ended June 30, 2003 are annualized figures. Annualized figures are not necessarily indicative of actual results for the entire year.

There can be no assurance that the yield experience for the receivables in the future will be similar to the historical experience set forth above for the Master Trust Portfolio. In addition, revenue from the receivables will depend on the types of fees and charges assessed on the accounts, and could be adversely affected by future changes made by the bank or the servicer in such fees and charges or by other factors. See “Risk Factors” in the accompanying prospectus.

The revenue from finance charges and fees for the accounts in the Master Trust Portfolio shown in the above table is comprised of three primary components: periodic rate finance charges, the amortized portion of annual membership fees and other charges, such as cash advance fees, late charges, overlimit fees and other miscellaneous fees. If payment rates decline, the balances subject to monthly periodic rate finance charges tend to grow, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally increases. Conversely, if payment rates increase, the balances subject to monthly periodic rate finance charges tend to fall, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally decreases.

The Master Trust Portfolio may experience growth in receivables through the bank’s origination of accounts having an introductory period during which a relatively low annual percentage rate is charged. As the introductory period on these accounts expire, the bank may choose to waive all or part of the annual percentage rate increase for such accounts. Under these circumstances, the yield related to monthly periodic rate finance charges would be adversely affected. The impact of service charges on the Master Trust Portfolio’s yield varies with the type and volume of activity in and the amount of each account, as well as with the number of delinquent accounts. As aggregate account balances increase, annual membership fees, which remain constant, represent a smaller percentage of the aggregate account balances.

Payment Rates

The following table sets forth the highest and lowest accountholder monthly payment rates for the Master Trust Portfolio during any single month in the periods shown and the average accountholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of average monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be payments of principal receivables and finance charge receivables on the accounts.

Accountholder Monthly Payment Rates

for the Master Trust Portfolio(1)

	Six Months Ended	Year Ended
	June 30, 2003	2002	2001	2000	1999	1998
Lowest Month(2)	16.37%	15.15%	14.12%	15.14%	11.21%	9.58%
Highest Month(2)	17.69%	16.62%	17.08%	17.00%	14.56%	11.94%
Average Payment Rate for the Period	17.02%	15.83%	15.75%	16.24%	13.20%	10.87%

(1)	The monthly payment rates include amounts which are payments of principal receivables and finance charge receivables with respect to the accounts.
(2)	The monthly payment rates are calculated as the total amounts of payments received during the month divided by the average monthly receivables outstanding for each month.

The Receivables

As of August 22, 2003:

•	the Master Trust Portfolio included $29,439,642,917 of principal receivables and $871,254,694 of finance charge receivables;

•	the accounts had an average principal receivable balance of $1,345 and an average credit limit of $4,623;

•	the percentage of the aggregate total receivable balance to the aggregate total credit limit was 29.95%;

•	the average age of the accounts was approximately 40 months;

•	all of the accounts in the master trust portfolio were VISA or MasterCard credit card accounts, of which 30% were standard accounts and 70% were premium accounts; and

•	approximately 21% of the accounts in the Master Trust Portfolio were assessed a variable rate periodic finance charge and approximately 79% were assessed a fixed rate periodic finance charge.

The information in the preceding paragraph and the following tables does not include $1,682,611,329 of receivables in additional accounts added to the master trust on or prior to September 6, 2003.

The following tables summarize the Master Trust Portfolio by various criteria as of August 22, 2003. References to “Receivables Outstanding” in the following tables include both finance charge receivables and principal receivables. Because the future composition and product mix of the Master Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Master Trust Portfolio at any specific time in the future.

Composition by Account Balance

Master Trust Portfolio

Account Balance Range	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Credit Balance(1)	307,737	1.41%	$(25,507,064.47)	(0.08)%
No Balance(2)	4,744,862	21.67	0.00	0.00
More than $0 and less than or equal to $1,500.00	11,772,710	53.77	6,240,583,843.38	20.59
$1,500.01-$5,000.00	3,421,545	15.63	9,507,291,811.82	31.36
$5,000.01-$10,000.00	1,210,993	5.53	8,459,437,728.78	27.91
Over $10,000.00	436,608	1.99	6,129,091,291.21	20.22

TOTAL	21,894,455	100.00%	$30,310,897,610.72	100.00%

(1)	Credit balances are a result of cardholder payments and credit adjustments applied in excess of the unpaid balance on an account. Accounts which currently have a credit balance are included because receivables may be generated with respect to such accounts in the future.
(2)	Accounts which currently have no balance are included because receivables may be generated with respect to such accounts in the future. Zero balance accounts are not included in these figures.

Composition by Credit Limit(1)

Master Trust Portfolio

Credit Limit Range	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Less than or equal to $1,500.00	10,632,635	48.56%	$4,720,438,433.28	15.57%
$1,500.01-$5,000.00	4,500,986	20.56	6,079,793,357.01	20.06
$5,000.01-$10,000.00	3,791,586	17.32	7,663,610,624.76	25.28
Over $10,000.00	2,969,248	13.56	11,847,055,195.67	39.09

TOTAL	21,894,455	100.00%	$30,310,897,610.72	100.00%

(1)	References to “Credit Limit” herein include both the line of credit established for purchases, cash advances and balance transfers as well as receivables originated under temporary extensions of credit through account management programs. Credit limits relating to these temporary extensions decrease as cardholder payments are applied to the accounts.

Composition by Payment Status(1)

Master Trust Portfolio

Payment Status	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Current to 29 days(2)	20,736,414	94.71%	$28,760,432,831.02	94.88%
Past due 30 – 59 days	391,795	1.79	474,552,334.77	1.57
Past due 60 – 89 days	258,731	1.18	339,114,079.15	1.12
Past due 90+ days	507,515	2.32	736,798,365.78	2.43

TOTAL	21,894,455	100.00%	$30,310,897,610.72	100.00%

(1)	Payment status is determined as of the prior statement cycle date.
(2)	Accounts designated as current include accounts on which the minimum payment has not been received prior to the second billing date following the issuance of the related bill.

Composition by Account Age

Master Trust Portfolio

Account Age	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Not More than 6 Months	532,220	2.43%	$944,047,020.49	3.11%
Over 6 Months to 12 Months	1,193,420	5.45	2,219,993,136.97	7.32
Over 12 Months to 24 Months	5,419,650	24.75	8,653,153,756.58	28.56
Over 24 Months to 36 Months	4,564,501	20.85	6,415,469,834.30	21.17
Over 36 Months to 48 Months	3,907,212	17.85	4,186,583,470.04	13.81
Over 48 Months to 60 Months	2,392,397	10.93	2,877,064,358.78	9.49
Over 60 Months	3,885,055	17.74	5,014,586,033.56	16.54

TOTAL	21,894,455	100.00%	$30,310,897,610.72	100.00%

Composition of Accounts by Accountholder Billing Address

State or Territory	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
California	2,679,819	12.24%	$3,442,383,211.30	11.36%
Texas	1,560,131	7.13	2,063,913,697.99	6.81
New York	1,476,949	6.75	1,879,097,088.37	6.20
Florida	1,473,822	6.73	1,880,676,478.39	6.20
Illinois	945,821	4.32	1,319,665,801.01	4.35
Pennsylvania	919,424	4.20	1,290,658,403.43	4.26
Ohio	864,883	3.95	1,276,866,556.75	4.21
New Jersey	753,508	3.44	979,061,915.64	3.23
Michigan	715,298	3.27	1,054,644,043.65	3.48
Virginia	646,010	2.95	988,392,639.04	3.26
Others(1)	9,858,790	45.02	14,135,537,775.15	46.64

TOTAL	21,894,455	100.00%	$30,310,897,610.72	100.00%

(1)	No other state individually accounts for more than 2.95% of the Percentage of Total Number of Accounts.

Since the largest number of accountholders (based on billing addresses) whose accounts were included in the master trust as of August 22, 2003 were in California, Texas, New York and Florida, adverse economic conditions affecting accountholders residing in these areas could affect timely payment by such accountholders of amounts due on the accounts and, accordingly, the actual rates of delinquencies and losses with respect to the Master Trust Portfolio. See “Risk Factors” in the accompanying prospectus.

Capital One Bank and Capital One, F.S.B.

Capital One Bank, a Virginia banking corporation, is a subsidiary of Capital One Financial Corporation. At June 30, 2003, Capital One Bank had assets of approximately $20.2 billion and stockholders’ equity of approximately $2.6 billion.

Capital One, F.S.B. is a federal savings bank and a subsidiary of Capital One Financial Corporation. At  June 30, 2003, Capital One, F.S.B. had assets of approximately $12.3 billion and stockholders’ equity of approximately $1.8 billion.

For a more detailed description of Capital One Bank and Capital One, F.S.B., see “The Banks” in the accompanying prospectus.

The Transferor

Capital One Funding, LLC is a limited liability company formed under the laws of the Commonwealth of Virginia on November 13, 2001 and is a wholly-owned subsidiary of the bank. The transferor’s address is 140 East Shore Drive, Room 1048, Glen Allen, Virginia 23059 and telephone is (804) 967-1000.

In addition, other affiliates of the bank may be transferors of assets into Asset Pool 1.

Underwriting

Subject to the terms and conditions of the underwriting agreement for these Class A(2003-5) notes, the issuer has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of these Class A(2003-5) notes set forth opposite its name:

Underwriters	Principal Amount
Deutsche Bank Securities Inc.	$100,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	100,000,000
Credit Suisse First Boston Corporation	100,000,000
Lehman Brothers Inc.	100,000,000
Wachovia Capital Markets, LLC	100,000,000

Total	$500,000,000

The several underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $500,000,000 aggregate principal amount of these Class A(2003-5) notes if any of these Class A(2003-5) notes are purchased.

The underwriters have advised the issuer that the several underwriters propose initially to offer these Class A(2003-5) notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of [•]% of the principal amount of these Class A(2003-5) notes. The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of [•]% of the principal amount.

After the public offering, the public offering price and other selling terms may be changed by the underwriters.

Each underwriter of these Class A(2003-5) notes has agreed that:

•	it has not offered or sold, and will not offer or sell any Class A(2003-5) notes to persons in the United Kingdom prior to the expiration of the period six months from the date of their issuance, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom, within the meaning of the Public Offers of Securities Regulations 1995 (the “Regulations”) and the Financial Services and Markets Act 2000 (the “FSMA”);

•	it has complied and will comply with all applicable provisions of the Regulations and FSMA with respect to anything done by it in relation to the Class A(2003-5) notes in, from or otherwise involving the United Kingdom; and

•	it has only and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Class A(2003-5) notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer.

In connection with the sale of these Class A(2003-5) notes, the underwriters may engage in:

•	over-allotments, in which members of the syndicate selling these Class A(2003-5) notes sell more notes than the issuer actually sold to the syndicate, creating a syndicate short position;

•	stabilizing transactions, in which purchases and sales of these Class A(2003-5) notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

•	syndicate covering transactions, in which members of the selling syndicate purchase these Class A(2003-5) notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

•	penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of these Class A(2003-5) notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of these Class A(2003-5) notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

The issuer, the banks and the transferor will, jointly and severally, indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities. The issuer’s obligation to indemnify the underwriters will be limited to Finance Charge Amounts from the COMT collateral certificate received by the issuer after making all required payments and required deposits under the indenture and any supplement thereto.

The issuer will receive proceeds of approximately $[•] from the sale of these Class A(2003-5) notes. This amount represents [•]% of the principal amount of those notes. The issuer will receive this amount net of the underwriting discount of $[•] . The underwriting discount represents [•]% of the principal amount of those notes. Additional offering expenses are estimated to be $400,000.

Glossary of Defined Terms

“Card series Defaulted Amount” means, for any month, an amount equal to the Floating Allocation Percentage for the Card series times the Default Amount related to Asset Pool 1 for that month.

“Card series Finance Charge Amounts” means, for any month, the amounts to be treated as Card series Finance Charge Amounts as described in “Deposit and Application of Funds—Card Series Finance Charge Amounts” in this prospectus supplement.

“Card series Principal Amounts” means, for any month, the sum of the Principal Amounts allocated to the Card series, dollar receipts for principal under any derivative agreements for tranches of notes of the Card series, any shared excess Principal Amounts allocated to the Card series, and any amounts of Card series Finance Charge Amounts available to cover Card series Defaulted Amounts or reimburse any deficits in the Nominal Liquidation Amount of the Card series notes.

“Class A Available Subordinated Amount of Class B notes” means, for any tranche of Class A notes, with respect to any Distribution Date, an amount equal to the Class A Required Subordinated Amount of Class B notes minus the Class A Usage Amount of Class B notes, each for that tranche of Class A notes as of that Distribution Date.

“Class A Available Subordinated Amount of Class C notes” means, for any tranche of Class A notes, with respect to any Distribution Date, an amount equal to the Class A Required Subordinated Amount of Class C notes minus the Class A Usage Amount of Class C notes, each for that tranche of Class A notes as of that Distribution Date.

“Class A Available Subordinated Amount of Class D notes” means, for any tranche of Class A notes, with respect to any Distribution Date, an amount equal to the Class A Required Subordinated Amount of Class D notes minus the Class A Usage Amount of Class D notes, each for that tranche of Class A notes as of that Distribution Date.

“Class A Available Subordinated Amount of Subordinated notes” means, for any tranche of Class A notes, with respect to any Distribution Date, an amount equal to the Class A Required Subordinated Amount of Subordinated notes minus the Class A Usage Amount of Subordinated notes, each for that tranche of Class A notes as of that Distribution Date.

“Class A Required Subordinated Amount of Class B notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class A Required Subordinated Amount of Class C notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class A Required Subordinated Amount of Class D notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class A Required Subordinated Amount of Subordinated notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class A Usage Amount of Class B notes” means, with respect to any tranche of Class A notes, on any Distribution Date, an amount, not to exceed the Class A Required Subordinated Amount of Class B notes, equal to the excess, if any, of the Class A Usage Amount of Subordinated notes over the sum of the Class A Required Subordinated Amount of Class C notes and the Class A Required Subordinated Amount of Class D notes, in each case for that Distribution Date, in each case, for that tranche of Class A notes.

“Class A Usage Amount of Class C notes” means, with respect to any tranche of Class A notes for any Distribution Date, an amount, not to exceed the Class A Required Subordinated Amount of Class C notes, equal to the excess, if any, of the Class A Usage Amount of Subordinated notes over the Class A Required Subordinated Amount of Class D notes, in each case, for that tranche of Class A notes.

“Class A Usage Amount of Class D notes” means, with respect to any tranche of Class A notes for any Distribution Date, an amount, not to exceed the Class A Required Subordinated Amount of Class D notes for such tranche of Class A notes, equal to the Class A Usage Amount of Subordinated notes.

“Class A Usage Amount of Subordinated notes” means, for any tranche of outstanding Class A notes, zero on the date of issuance of such tranche and on any Distribution Date thereafter the Class A Usage Amount of Subordinated notes as of the preceding date of determination for such tranche, plus the sum of the following amounts (in each case, such amount shall not exceed the Class A Available Subordinated Amount of Subordinated notes for such tranche after giving effect to the previous clauses, if any):

•	an amount equal to (i) the aggregate amount of charge-offs from uncovered defaults initially allocated to the Class B notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus supplement times (ii) the Class A Available Subordinated Amount of Class B notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class B notes at the end of the prior month; plus

•	an amount equal to (i) the aggregate amount of charge-offs from uncovered defaults initially allocated to the Class C notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus supplement times (ii) the Class A Available Subordinated Amount of Class C notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class C notes at the end of the prior month; plus

•	an amount equal to (i) the aggregate amount of charge-offs from uncovered defaults initially allocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus supplement times (ii) the Class A Available Subordinated Amount of Class D notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class D notes at the end of the prior month; plus

•	the aggregate amount reallocated on that date from such tranche of Class A notes to the Class B notes, Class C notes or Class D notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement; plus

•	the aggregate amount of Card series Principal Amounts allocated on that date to the interest funding sub-account of such tranche of Class A notes as described in “Deposit and Application of Funds—Application of Card Series Principal Amounts—Class A Interest Funding Account Shortfalls” in this prospectus supplement; plus

•	an amount equal to (i) the aggregate amount allocated on that date to the Class C notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Interest Funding Account Shortfalls” in this prospectus supplement minus the aggregate amount reallocated on that date to the Class D notes as described in that section times (ii) the Class A Available Subordinated Amount of Class C notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class C notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

•	an amount equal to (i) the aggregate amount allocated on that date to the Class D notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Interest Funding Account Shortfalls” in this prospectus supplement or reallocated on that date to the Class D notes as described in that section times (ii) the Class A Available Subordinated Amount of Class D notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

•	an amount equal to (i) the aggregate amount allocated on that date to the Class D notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class C Interest Funding Account Shortfalls” in this prospectus supplement times (ii) the Class A Available Subordinated Amount of Class D notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

•	the aggregate amount of Card series Principal Amounts paid to the servicer on that date as described in “Deposit and Application of Funds—Application of Card Series Principal Amount—Class A Servicing Fee Shortfalls” in this prospectus supplement; plus

•	an amount equal to (i) the aggregate amount allocated on that date to the Class C notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Servicing Fee Shortfalls” in this prospectus supplement, minus the aggregate amount reallocated on that date to the Class D notes as described in that section times (ii) the Class A Available Subordinated Amount of Class C notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class C notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

•	an amount equal to (i) the aggregate amount allocated on that date to the Class D notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Servicing Fee Shortfalls” in this prospectus supplement or reallocated on that date to the Class D notes as described in that section times (ii) the Class A Available Subordinated Amount of Class D notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

•	an amount equal to (i) the aggregate amount allocated on that date to the Class D notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class C Servicing Fee Shortfalls” in this prospectus supplement times (ii) the Class A Available Subordinated Amount of Class D notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; minus

•	an amount (not to exceed the Class A Usage Amount of Class B notes for such tranche of Class A notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class B notes which are reimbursed on such Distribution Date times (ii) the Class A Usage Amount of Class B notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class B notes; minus

•	an amount (not to exceed the Class A Usage Amount of Class C notes for such tranche of Class A notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class C notes which are reimbursed on such Distribution Date times (ii) the Class A Usage Amount of Class C notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class C notes; minus

•	an amount (not to exceed the Class A Usage Amount of Class D notes for such tranche of Class A notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class D notes which are reimbursed on such Distribution Date times (ii) the Class A Usage Amount of Class D notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class D notes.

“Class B Available Subordinated Amount of Class C notes” means, for any tranche of Class B notes, with respect to any Distribution Date, an amount equal to the Class B Required Subordinated Amount of Class C notes minus the Class B Usage Amount of Class C notes, each for that tranche of Class B notes as of that Distribution Date.

“Class B Available Subordinated Amount of Class D notes” means, for any tranche of Class B notes, with respect to any Distribution Date, an amount equal to the Class B Required Subordinated Amount of Class D notes minus the Class B Usage Amount of Class D notes, each for that tranche of Class B notes as of that Distribution Date.

“Class B Available Subordinated Amount of Subordinated notes” means, for any tranche of Class B notes, with respect to any Distribution Date, an amount equal to the Class B Required Subordinated Amount of Subordinated notes minus the Class B Usage Amount of Subordinated notes, each for that tranche of Class B notes as of that Distribution Date.

“Class B Principal Allocation” means for any month an amount equal to the Principal Amounts allocated to the Card series for such month times the sum of the Principal Allocation Amounts for such month for all Class B notes in the Card series divided by the sum of the Principal Allocation Amounts for such month for all Card series notes.

“Class B Required Subordinated Amount of Class C notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class B Required Subordinated Amount of Class D notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class B Required Subordinated Amount of Subordinated notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class B Usage Amount of Class C notes” means, with respect to any tranche of Class B notes for any Distribution Date, an amount, not to exceed the Class B Required Subordinated Amount of Class C notes, equal to the excess, if any, of the Class B Usage Amount of Subordinated notes over the Class B Required Subordinated Amount of Class D notes, in each case, for that tranche of Class B notes.

“Class B Usage Amount of Class D notes” means, with respect to any tranche of Class B notes for any Distribution Date, an amount, not to exceed the Class B Required Subordinated Amount of Class D notes, equal to the Class B Usage Amount of Subordinated notes, in each case, for that tranche of Class B notes.

“Class B Usage Amount of Subordinated notes” means, with respect to any tranche of outstanding Class B notes, zero on the date of issuance of such tranche and on any Distribution Date thereafter the Class B Usage Amount of Subordinated notes as of the preceding date of determination for such tranche, plus the sum of the following amounts (in each case, such amount shall not exceed the Class B Available Subordinated Amount of Subordinated notes for such tranche after giving effect to the previous clauses, if any):

•	an amount equal to (i) the aggregate amount of charge-offs from uncovered defaults initially allocated to the Class C notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class C notes for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount of the Class C notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement; plus

•	an amount equal to (i) the aggregate amount of charge-offs reallocated on that date from all Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero to the Class C notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class C notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class C notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement; plus

•	an amount equal to (i) the aggregate amount of charge-offs allocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement; plus

•	an amount equal to (i) the aggregate amount of charge-offs reallocated on that date from the Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero to the Class D notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class D notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement; plus

•	the aggregate amount of charge-offs reallocated from such tranche of Class B notes to the Class C notes or Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class B Notes” in this prospectus supplement; plus

•	an amount equal to (i) the aggregate amount allocated to the Class C notes with respect to Class A notes with a Required Subordinated Amount of Class B notes greater than zero on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class C notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class C notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

•	an amount equal to (i) the aggregate amount allocated to the Class D notes with respect to Class A notes with a Required Subordinated Amount of Class B notes greater than zero on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class D notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

•	the aggregate amount reallocated from such tranche of Class B notes to the Class C notes and Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus supplement; plus

•	the aggregate amount of Card series Principal Amounts allocated to the interest funding subaccount of such tranche of Class B notes on that date as described in “Deposit and Application of Funds—Application of Card Series Principal Amounts—Class B Interest Funding Account Shortfalls” in this prospectus supplement; plus

•	an amount equal to (i) the aggregate amount allocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class C Interest Funding Account Shortfalls” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement and in the first five clauses of “Deposit and Application of Funds—Allocation of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus supplement; plus

•	an amount equal to (i) the aggregate amount allocated to the Class C notes with respect to Class A notes with a Required Subordinated Amount of Class B notes greater than zero on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class C notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class C notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement and in the first six clauses of “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus supplement; plus

•	an amount equal to (i) the aggregate amount allocated to the Class D notes with respect to Class A notes with a Required Subordinated Amount of Class B notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus supplement greater than zero times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class D notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement and in the first six clauses of “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus supplement; plus

•

the aggregate amount reallocated from such tranche of Class B notes to the Class C notes and Class D notes to cover servicing fee shortfalls on that date as described in “Deposit and Application of Funds—

Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus supplement; plus

•	the aggregate amount of Card series Principal Amounts paid to the servicer to cover servicing fee shortfalls on that date as described in “Deposit and Application of Funds—Application of Card Series Principal Amounts—Class B Servicing Fee Shortfalls” in this prospectus supplement; plus

•	an amount equal to (i) the aggregate amount allocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class C Servicing Fee Shortfalls” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement and in the first eleven clauses of “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus supplement; minus

•	an amount (not to exceed the Class B Usage Amount of Class C notes for such tranche of Class B notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class C notes which are reimbursed on such Distribution Date times (ii) the Class B Usage Amount of Class C notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class C notes; minus

•	an amount (not to exceed the Class B Usage Amount of Class D notes for such tranche of Class B notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class D notes which are reimbursed on such Distribution Date times (ii) the Class B Usage Amount of Class D notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class D notes.

“Class C Available Subordinated Amount of Class D notes” means, for any tranche of Class C notes, with respect to any Distribution Date, an amount equal to the Class C Required Subordinated Amount of Class D notes minus the Class C Usage Amount of Class D notes, each for that tranche of Class C notes as of that Distribution Date.

“Class C Principal Allocation” means for any month an amount equal to the Principal Amounts allocated to the Card series for such month times the sum of the Principal Allocation Amounts for such month for all Class C notes in the Card series divided by the sum of the Principal Allocation Amounts for such month for all Card series notes.

“Class C Required Subordinated Amount of Class D notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class C Usage Amount of Class D notes” means, for any tranche of Class C notes, for any Distribution Date:

•

an amount equal to (i) the aggregate amount of charge-offs allocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus supplement times (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal

Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement; plus

•	an amount equal to (i) the aggregate amount of charge-offs reallocated from the Class A notes or the Class B notes to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class B Notes” in this prospectus supplement times (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Class C Available Subordinated Amount of Class D notes for all tranches of Class C notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement; plus

•	the aggregate amount of charge-offs reallocated from such tranche of Class C notes to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class C Notes” in this prospectus supplement; plus

•	an amount equal to (i) the aggregate amount allocated or reallocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus supplement and (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Class C Available Subordinated Amount of Class D notes for all tranches of Class C notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

•	an amount equal to the aggregate amount reallocated from such tranche of Class C notes to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus supplement; plus

•	an amount equal to (i) the aggregate amount allocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Interest Funding Account Shortfalls” in this prospectus supplement times (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Class C Available Subordinated Amount of Class D notes for all tranches of Class C notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” and “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus supplement; plus

•	an amount equal to the aggregate amount reallocated from such tranche of Class C notes to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Interest Funding Account Shortfalls” in this prospectus supplement; plus

•	the aggregate amount of Card series Principal Amounts allocated to the interest funding subaccount of such tranche of Class C notes on that date as described in “Deposit and Application of Funds—Application of Card Series Principal Amounts—Class C Interest Funding Account Shortfalls” in this prospectus supplement; plus

•

an amount equal to (i) the aggregate amount allocated or reallocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus supplement times (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Class C Available Subordinated Amount of Class D notes for all tranches of Class C notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” and “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class C Interest Funding Account Shortfalls” in this prospectus supplement; plus

•	an amount equal to the aggregate amount reallocated from such tranche of Class C notes to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus supplement; plus

•	an amount equal to (i) the aggregate amount allocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Servicing Fee Shortfalls” in this prospectus supplement times (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Class C Available Subordinated Amount of Class D notes for all tranches of Class C notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus supplement; plus

•	an amount equal to the aggregate amount reallocated from such tranche of Class C notes to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Servicing Fee Shortfalls” in this prospectus supplement; plus

•	the aggregate amount of Card series Principal Amounts paid to the servicer on that date as described in “Deposit and Application of Funds—Application of Card Series Principal Amounts—Class C Servicing Fee Shortfalls” in this prospectus supplement; minus

•	an amount (not to exceed the Class C Usage Amount of Class D notes for such tranche of Class C notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class D notes which are reimbursed on such Distribution Date times (ii) the Class C Usage Amount of Class D notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class C notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class D notes.

“Class D Principal Allocation” means, for any month, an amount equal to the Principal Amounts allocated to the Card series for such month times the sum of the Principal Allocation Amounts for such month for all Class D Card series notes divided by the sum of the Principal Allocation Amounts for such month for all Card series notes.

“Excess Spread Amounts” means, for the Card series notes for any month, an amount equal to the Card series Finance Charge Amounts (exclusive of any shared excess Finance Charge Amounts allocated to the Card series), minus the aggregate amount required to be applied as described in the first seven applications of “Deposit and Application of Funds—Application of Card Series Finance Charge Amounts” in this prospectus supplement.

“Floating Allocation Amount” means, for any month, for any class or tranche of Card series notes, the sum of:

•	the Nominal Liquidation Amount of such class or tranche of notes as of the last day of the preceding month, or for the first month for any class or tranche of notes, the initial outstanding dollar principal amount of such class or tranche, plus

•

the aggregate amount of any increase in the Nominal Liquidation Amount of that class or tranche of notes during the current month due to the issuance of additional notes of such class or tranche, if such notes are discount notes, accretions of principal on such class or tranche of notes, or the release of prefunding excess amounts for such class or tranche of notes from the applicable principal funding subaccount.

The Floating Allocation Amount for the Card series for any month is the sum of the Floating Allocation Amounts for all tranches of Card series notes for that month.

“LIBOR” means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by four major banks selected by the beneficiary of the issuer at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The indenture trustee will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by four major banks in New York City, selected by the beneficiary of the issuer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

“LIBOR Determination Date” means (i) October [•], 2003 for the period from and including the issuance date to but excluding November 17, 2003 and (ii) for each interest period thereafter, the second London Business Day prior to each interest payment date on which such interest period commences.

“London Business Day” means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

“Monthly Interest Accrual Date” means with respect to any outstanding class or tranche of notes:

•	each interest payment date for such class or tranche, and

•	for any month in which no interest payment date occurs, the date in that month corresponding numerically to the next interest payment date for that class or tranche of notes, or in the case of a class or tranche of discount notes, the expected principal payment date for that class or tranche; but

—for the first month in which a class or tranche of notes is issued, the date of issuance of such class or tranche of notes will be the first Monthly Interest Accrual Date for that month for such class or tranche of notes;

—any date on which proceeds from a sale of assets if required under the pooling agreement following the bankruptcy or insolvency of the related transferor following an event of default and acceleration of any class or tranche of notes are deposited into the interest funding account for such class or tranche of notes will be a Monthly Interest Accrual Date for such series, class or tranche of notes;

—if there is no such numerically corresponding date in that month, then the Monthly Interest Accrual

    Date will be the last Business Day of the month; and

—if the numerically corresponding date in such month is not a Business Day with respect to that class or tranche, then the Monthly Interest Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the monthly interest date will be the last Business Day of the earlier month.

“Monthly Principal Accrual Date” means with respect to any outstanding class or tranche of notes:

•	for any month in which the expected principal payment date occurs for such class or tranche, such expected principal payment date, or if that day is not a Business Day, the next following Business Day; and

•	for any month in which no expected principal payment date occurs for such class or tranche, the date in that month corresponding numerically to the expected principal payment date for that tranche of notes (or for any month following the last expected principal payment date, the date in such month corresponding numerically to the preceding expected principal payment date for such tranche of notes); but

—following a Pay Out Event, the second Business Day following such Pay Out Event shall be a Monthly Principal Accrual Date;

—any date on which prefunded excess amounts are released from any principal funding subaccount and deposited into the principal funding subaccount of any tranche of notes on or after the expected principal payment date for such tranche of notes will be a Monthly Principal Accrual Date for such tranche of notes;

—any date on which proceeds from a sale of assets if required under the pooling agreement following the bankruptcy or insolvency of the related transferor, following an event of default and acceleration of any class or tranche of notes are deposited into the principal funding account for such class or tranche of notes will be a Monthly Principal Accrual Date for such class or tranche of notes;

—if there is no numerically corresponding date in that month, then the Monthly Principal Accrual Date will be the last Business Day of the month; and

—if the numerically corresponding date in such month is not a Business Day, the Monthly Principal Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the Monthly Principal Accrual Date will be the last Business Day of the earlier month.

“Nominal Liquidation Amount Deficit” means, for any tranche of notes, the excess of the Adjusted Outstanding Dollar Principal Amount minus the Nominal Liquidation Amount of the tranche.

“Performing” means, with respect to any derivative agreement, that no payment default or repudiation by the derivative counterparty has occurred and such derivative agreement has not been terminated.

“Principal Allocation Amount” means, for any month, for any Card series notes:

•	for all classes or tranches of Card series notes in a period in which deposits are required to be made in the related principal funding account, the Nominal Liquidation Amount of such class or tranche prior to the start of the most recent of such periods for such class or tranche, and

•	for all other classes or tranches of outstanding Card series notes, the sum of:

•	the Nominal Liquidation Amount of such class or tranche of notes at the end of the prior month, or for the first month for any class or tranche of notes, the initial outstanding dollar principal amount of such class or tranche, plus

•	the aggregate amount of any increase in the Nominal Liquidation Amount of that class or tranche of notes during the current month due to the issuance of additional notes of such class or tranche, if such notes are discount notes, the accretion of principal on such class or tranche of notes, and the release of prefunding excess amounts for such class or tranche of notes from the applicable principal funding subaccount.

Because each tranche of notes is subject to being paired with a future tranche of notes, if an early redemption event occurs with respect to a paired tranche of notes during a period in which deposits are required to be made in the related principal funding account for such tranche of notes, the issuer may designate a different Principal Allocation Amount for the paired tranche of notes.

The Principal Allocation Amount for the Card series for any month is the sum of the Principal Allocation Amounts for all Card series notes for that month.

“Principal Sharing Group A” means the various series of notes—which will include the Card series—that have been designated as a single group for the purpose of sharing excess principal amounts.

“Required Excess Spread Amount” means, for any month, $0; provided, however, that this amount may be changed if the issuer (i) receives the consent of the rating agencies and (ii) reasonably believes that the change will not have a material adverse effect on the notes.

“Shared Excess Finance Charge Amounts Group A” means the various series of notes—which will include the Card series—that have been designated as a single group for the purpose of sharing excess Finance Charge Amounts.

“Telerate Page 3750” means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

Annex I

Outstanding Series, Classes and Tranches of Notes

The information provided in this Annex I is an integral part of the prospectus supplement.

Card series

Class C	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Expected Principal Payment Date	Legal Maturity Date
Class C(2002-1)	10/9/02	$150,000,000	One Month LIBOR + 2.75%	September 2007	July 2010
Class C(2003-A)	2/18/03	$100,000,000	Not to exceed One Month LIBOR + 3.25%	February 2008	December 2010
Class C(2003-B)	3/25/03	$150,000,000	Not to exceed One Month LIBOR + 3.25%	March 2006	January 2009
Class C(2003-1)	5/28/03	$250,000,000	One Month LIBOR + 2.55%	May 2008	March 2011
Class C(2003-2)	6/4/03	$225,000,000	4.32%	June 2006	April 2009
Class C(2003-3)	9/23/03	$250,000,000	One Month LIBOR + 2.25%	September 2013	July 2016

Class B	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Expected Principal Payment Date	Legal Maturity Date
Class B(2002-1)	10/9/02	$350,000,000	One Month LIBOR + 0.68%	September 2005	July 2008
Class B(2003-1)	5/7/03	$200,000,000	One Month LIBOR + 1.17%	April 2006	February 2009
Class B(2003-2)	5/7/03	$150,000,000	3.50%	April 2006	February 2009
Class B(2003-3)	9/3/03	$150,000,000	4.50%	August 2008	June 2011
Class B(2003-4)	9/16/03	$200,000,000	One Month LIBOR + 0.80%	September 2008	July 2011

Class A	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Expected Principal Payment Date	Legal Maturity Date
Class A(2002-1)	10/9/02	$500,000,000	One Month LIBOR + 0.27%	September 2007	July 2010
Class A(2002-2)	10/9/02	$600,000,000	One Month LIBOR + 0.19%	September 2005	July 2008
Class A(2003-1)	4/15/03	$1,200,000,000	One Month LIBOR + 0.39%	March 2006	January 2009
Class A(2003-A)	5/20/03	$400,000,000	Not to exceed One Month LIBOR + 0.39%	May 2008	March 2011
Class A(2003-2)	8/5/03	$500,000,000	One Month LIBOR + 0.11%	July 2005	May 2008
Class A(2003-3)	8/13/03	$500,000,000	One Month LIBOR + 0.25%	July 2008	May 2011
Class A(2003-4)	9/26/03	$750,000,000	3.65%	September 2008	July 2011

A-I-1

Annex II

Outstanding Master Trust Series

The information provided in this Annex II is an integral part of the prospectus supplement.

#	Series/Class	Issuance Date	Invested Amount	Certificate Rate	Expected Final Payment Date	Termination Date
1	1996-3 Class A Class B	12/18/96 — —	$400,000,000 $55,000,000	One Month LIBOR + .12% Floating Rate	January 2004 March 2004	March 2007 March 2007

2	1998-1 Class A Class B Class C	4/1/98 — — —	$500,000,000 $50,236,407 $40,780,142	6.310% 6.356% —	April 2008 June 2008 —	June 2011 June 2011 —

3	1998-4 Class A Class B Class C	11/17/98 — — —	$631,875,000 $60,000,000 $58,125,000	5.43% Floating Rate —	November 2003 January 2004 —	January 2007 January 2007 —

4	1998-5	11/20/98	up to $531,000,000	Floating Rate	—	January 2010

5	1998-6	12/22/98	up to $500,000,000	Floating Rate	—	March 2007

6	1999-1 Class A Class B Collateral Invested Amount	5/18/99 — — —	$500,000,000 $62,500,000 $62,500,000	One Month LIBOR + .14% One Month LIBOR + .34% —	May 2004 May 2004 —	July 2007 July 2007 —

7	1999-3 Class A Class B Collateral Invested Amount	7/27/99 — — —	$400,000,000 $50,000,000 $50,000,000	One Month LIBOR + .25% One Month LIBOR + .48% —	July 2006 July 2006 —	September 2009 September 2009 —

8	1999-4 Class A Class B Collateral Invested Amount	10/21/99 — — —	$480,000,000 $60,000,000 $60,000,000	Floating Rate Floating Rate —	August 2004 August 2004 —	October 2007 October 2007 —

9	2000-2 Class A Class B Collateral Invested Amount	7/27/00 — — —	$622,500,000 $63,750,000 $63,750,000	7.20% 7.35% —	June 2005 June 2005 —	August 2008 August 2008 —

10	2000-3 Class A Class B Collateral Invested Amount	8/24/00 — — —	$807,500,000 $92,500,000 $100,000,000	One Month LIBOR + .19% One Month LIBOR + .51% —	August 2007 August 2007 —	October 2010 October 2010 —

11	2000-4 Class A Class B Collateral Invested Amount	10/26/00 — — —	$975,000,000 $120,000,000 $105,000,000	One Month LIBOR + .14% Floating Rate —	October 2005 October 2005 —	August 2008 August 2008 —

12	2000-5 Class A Class B Collateral Invested Amount	11/28/00 — — —	$1,015,625,000 $125,000,000 $109,375,000	One Month LIBOR + .10% One Month LIBOR + .375% —	October 2003 October 2003 —	August 2006 August 2006 —

13	2001-1 Class A Class B Collateral Invested Amount	2/28/01 — — —	$975,000,000 $120,000,000 $105,000,000	One Month LIBOR + .20% One Month LIBOR + .51% —	February 2008 February 2008 —	December 2010 December 2010 —

14	2001-2 Class A Class B Collateral Invested Amount	5/2/01 — — —	$975,000,000 $120,000,000 $105,000,000	One Month LIBOR + .14% One Month LIBOR + .40% —	March 2006 March 2006 —	January 2009 January 2009 —

A-II-1

#	Series/Class	Issuance Date	Invested Amount	Certificate Rate	Expected Final Payment Date	Termination Date

15	2001-3 Class A Class B Collateral Invested Amount	5/17/01 — — —	$633,750,000 $58,125,000 $58,125,000	5.45% One Month LIBOR + .41% —	May 2006 May 2006 —	March 2009 March 2009 —

16	2001-4 Class A Class B Collateral Invested Amount	6/27/01 — — —	$812,500,000 $100,000,000 $87,500,000	One Month LIBOR + .08% One Month LIBOR + .37% —	June 2004 June 2004 —	April 2007 April 2007 —

17	2001-5 Class A Class B Collateral Invested Amount	8/22/01 — — —	$845,000,000 $77,500,000 $77,500,000	5.30% One Month LIBOR + .38% —	August 2006 August 2006 —	June 2009 June 2009 —

18	2001-6 Class A Class B Collateral Invested Amount	9/12/01 — — —	$1,056,250,000 $130,000,000 $113,750,000	One Month LIBOR + .19% One Month LIBOR + .50% —	August 2008 August 2008 —	June 2011 June 2011 —

19	2001-7 Class A Class B Collateral Invested Amount	10/18/01 — — —	$845,000,000 $77,500,000 $77,500,000	3.85% One Month LIBOR + .45% —	October 2004 October 2004 —	August 2007 August 2007 —

20	2001-8 Class A Class B Collateral Invested Amount	11/1/01 — — —	$845,000,000 $77,500,000 $77,500,000	4.60% One Month LIBOR + .55% —	October 2006 October 2006 —	August 2009 August 2009 —

21	2002-1 Class A Class B Collateral Invested Amount	1/18/02 — — —	$812,500,000 $100,000,000 $87,500,000	One Month LIBOR + .20% One Month LIBOR + .60% —	January 2009 January 2009 —	November 2011 November 2011 —

22	2002-2 Class A Class B Collateral Invested Amount	4/17/02 — — —	$503,750,000 $62,000,000 $54,250,000	One Month LIBOR + .13% Floating Rate —	March 2007 March 2007 —	January 2010 January 2010 —

23	2002-3 Class A Class B Collateral Invested Amount	5/9/02 — — —	$1,096,875,000 $135,000,000 $118,125,000	One Month LIBOR + .08% 4.55% —	April 2005 April 2005 —	February 2008 February 2008 —

24	2002-4 Class A Class B Collateral Invested Amount	6/7/02 — — —	$633,750,000 $58,125,000 $58,125,000	4.90% One Month LIBOR + .50% —	May 2007 May 2007 —	March 2010 March 2010 —

25	2002-A	6/27/02	up to $500,000,000	Floating Rate	—	June 2005

26	2002-B	7/2/02	up to $1,000,000,000	Floating Rate	—	May 2006

A-II-2

Capital One Multi-asset Execution Trust

Issuer

Capital One Funding, LLC

Originator of the Issuer

Capital One Bank

Servicer

Card series

$500,000,000

Class A(2003-5) Notes

PROSPECTUS SUPPLEMENT

Underwriters

Deutsche Bank Securities	Merrill Lynch & Co.

Credit Suisse First Boston Lehman Brothers Wachovia Securities

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the notes will deliver a prospectus supplement and prospectus.